The Directors
FX Energy Inc
3006 Highland Drive 206
Salt Lake City, Utah  84106
United States of America

The Royal Bank of Scotland Plc
135 Bishopsgate
London
EC2M 3UR
United Kingdom

ING Bank N.V
Bijlmerplein 888
1102 MG
Amsterdam
The Netherlands

KBC Bank N.V
Dublin Branch
KBC House
4 George’s Dock
IFSC
Dublin 1

ECV2003

4th March 2013

Dear Sirs,

EVALUATION OF POLISH GAS ASSETS

RPS Energy (RPS) has completed an independent reserves evaluation of the Zaniemysl, Roszkow, Winna Gora, Sroda-Kromolice, Kromolice South, Grabowka, Lisewo and Komorze Gas Fields in Poland ('the Properties') currently owned by FX Energy Inc (‘FX’).  We have estimated Proved, Proved plus Probable and Proved plus Probable plus Possible reserves as at 1 January 2013, based on data and information available up to 31 December 2012.

The Proved, Proved plus Probable and Proved plus Probable plus Possible reserves estimates in this report comply with the reporting definitions set in the Article 210.4-10(a) of Regulations S-X (17 CFR 210) of United States Securities and Exchange Commission (“SEC”).

The work was undertaken by a team of professional petroleum engineers, geoscientists and economists and is based on data supplied by FX Energy.  Our approach has been to prepare independent estimates of developed reserves for all producing assets based on the field’s production performance.  In fields where potential exists to further develop reserves through additional capital investment, we have reviewed the available data supplied by the Operator and estimated the likely range of incremental reserves that can be recovered.

In estimating reserves we have used standard petroleum engineering techniques.  These techniques combine geological and production data with detailed information concerning fluid characteristics and reservoir pressure as well as pertinent production software that allows wells to be modelled as closely as possible to reality. We have estimated the degree of uncertainty inherent in the measurements and interpretation of the data and have calculated a range of recoverable reserves.  We have taken the working interest that FX Energy has in the Properties as presented by FX Energy and we have not investigated nor do we make any warranty as to FX Energy's interest in the fields.

Reserves

Gas Reserves attributable to the FX Energy Interest (MMscf), as of 1 January 2013

Field	FX Energy Interest	FX Energy Gas Reserves (MMscf)
		Developed			Undeveloped
		Proved	Proved + Probable	Proved + Probable + Possible	Proved	Proved + Probable	Proved + Probable + Possible
Grabowka	100.0%	22	781	2,111	1,391	6,788	17,613
Zaniemysl	24.5%	1,105	2,244	3,564
Roszkow	49.0%	6,576	8,322	15,563
Sroda-Kromolice	49.0%	12,815	22,266	27,075
Kromolice South	49.0%	1,850	2,458	4,616
Winna Gora	49.0%				5,059	8,334	13,473
Lisewo	49.0%				12,991	21,148	33,908
Komorze	49.0%				2,313	3,505	5,462

Total		22,367	36,071	52,928	21,754	39,775	70,456

Economic Evaluation

We have calculated the Net Present Value of the Properties based on our estimates of Reserves and on current firm development plans, as follows:

Field	FX Energy Interest	NPV10 (Million US$)
		Proved		Proved + Probable		Proved + Probable + Possible
		Gross	Net	Gross	Net	Gross	Net
Zaniemysl	24.5%	12.60	3.09	35.07	8.59	54.40	13.33
Sroda-Kromolice	49.0%	106.78	52.32	138.01	67.62	140.38	68.79
Roszkow	49.0%	67.05	32.85	80.81	39.60	102.23	50.09
Winna Gora	49.0%	38.89	19.06	54.05	26.48	68.39	33.51
Kromolice South	49.0%	20.34	9.97	25.13	12.31	35.71	17.50
Grabowka	100.0%	1.90	1.90	7.00	7.00	11.20	11.20
Lisewo	49.0%	90.12	44.16	131.07	64.22	169.48	83.05
Komorze	49.0%	9.32	4.57	14.03	6.87	16.89	8.28

Total		347.00	167.91	485.17	232.71	598.68	285.74

Qualifications

RPS is an independent consultancy specialising in petroleum reservoir evaluation and economic analysis.  The provision of professional services has been solely on a fee basis.  Mr Gordon Taylor, Director, Geoscience for RPS Energy, has supervised the evaluation.  Mr Taylor is a Chartered Geologist and Chartered Engineer with over 30 years’ experience in upstream oil and gas.

Other RPS employees involved in this work hold at least a Master’s degree in geology, geophysics, petroleum engineering or a related subject or have at least five years of relevant experience in the practice of geology, geophysics or petroleum engineering.

Basis of Opinion

The evaluation presented in this report reflects our informed judgement based on accepted standards of professional investigation, but is subject to generally recognised uncertainties associated with the interpretation of geological, geophysical and engineering data.  The evaluation has been conducted within our understanding of petroleum legislation, taxation and other regulations that currently apply to these interests.  However, RPS Energy is not in a position to attest to the property title, financial interest relationships or encumbrances related to the property.

It should be understood that any evaluation, particularly one involving exploration and future petroleum developments may be subject to significant variations over short periods of time as new information becomes available.

Yours faithfully,
RPS Energy

/s/ Gordon R. Taylor

Gordon R Taylor, CEng, CGeol
Director, Geoscience

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

EVALUATION OF POLISH GAS ASSETS

Prepared for
FX Energy Incorporated

and

The Royal Bank of Scotland Plc, acting as Agent on behalf of the Finance Parties

RPS Energy 309 Reading Road, Henley-on-Thames, Oxon. RG9 1EL T +44 (0)1491 415400 F +44 (0)1491 415415 E rpshen@rpsgroup.com W www.rpsgroup.com

DOCUMENT REVISION RECORD
Document Description	Date	Issued by	Checked by	Accepted by Client	Comment
V00 First Draft	30-Jan-2013	L Reyes, B Hodgson, K Kasriel	M Hayes		For Client Comments
V01 Final excluding Economics	08-Feb-13	L Reyes, B Hodgson, K Kasriel	M Hayes		For Client Review
V02 Final	04-March-13	L Reyes, B Hodgson, K Kasriel	M Hayes		Final

ECV 2003	i	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

TABLE OF CONTENTS

1.	EXECUTIVE SUMMARY			1

2.	TECHNICAL EVALUATION			4

	2.1	Overview and Evaluation Methodology

		2.1.1	Geological Setting	4

		2.1.2	GIIP and Reserves Estimation Methodology	5

		2.1.3	Parameter Inputs to Static GIIP Estimates	5

		2.1.4	Material Balance Calculations	8

	2.2	Zaniemysl Field		10

		2.2.1	Field Description and Static GIIP Estimate	10

		2.2.2	Production History	11

		2.2.3	Gas Reserves Estimation	12

	2.3	Roszkow Field		14

		2.3.1	Field Description and Static GIIP Estimate	14

		2.3.2	Production History	15

		2.3.3	Gas Reserves Estimation	15

	2.4	Kromolice-Sroda Field		16

		2.4.1	Field Description and Static GIIP Estimate	16

		2.4.2	Production History	18

		2.4.3	Gas Reserves Estimation	19

	2.5	Kromolice South Field		21

		2.5.1	Field Description and Static GIIP Estimate	21

		2.5.2	Production History	22

		2.5.3	Gas Reserves Estimate	22

ECV 2003	ii	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

	2.6	Winna Gora Field		23

		2.6.1	Field Description and GIIP Estimate	23

		2.6.2	Gas Reserves Estimation	24

	2.7	Lisewo Field		25

		2.7.1	Field Description and Static GIIP Estimate	25

		2.7.2	Gas Reserves Estimation	27

	2.8	Komorze Field		28

		2.8.1	Field Description and GIIP Estimate	28

		2.8.2	Gas Reserves Estimation	29

	2.9	Grabowka Fields		30

		2.9.1	Field Description and Static GIIP Estimate	30

		2.9.2	Production History	31

		2.9.3	Gas Reserves Estimation	32

3.	ECONOMIC ANALYSIS			33

	3.1	Assumptions		33

	3.2	Costing		33

	3.3	Results		34

4.	RESERVES EVOLUTION 2011-2012			36

	4.1	Proved Gas Reserves		36

	4.2	Proved plus Probable Gas Reserves		36

	4.3	Proved plus Probable plus Possible Gas Reserves		37

ECV 2003	iii	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	iv	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

LIST OF FIGURES

Figure 2.1:	FX Energy Licence Areas	4

Figure 2.2:	Fences Concession: Rotliegend Gas Accumulations	5

Figure 2.3:	Lisewo-1: Sw-Height Function	8

Figure 2.4:	Zaniemysl Field: Top Rotliegend Depth Structure	11

Figure 2.5:	Zaniemysl Production History and Forecast	12

Figure 2.6:	Zaniemysl Pressure Match	13

Figure 2.7:	Roszkow Field - Top Rotliegend Depth Structure	14

Figure 2.8:	Roszkow Production History and Forecast	15

Figure 2.9:	Roszkow Pressure Match	16

Figure 2.10:	Kromolice-Sroda Field - Top Rotliegend Depth Structure	17

Figure 2.11:	Sroda-4 Production History and Forecast	18

Figure 2.12:	Kromolice-1 Production History and Forecast	19

Figure 2.13:	Sroda - 4 Pressure Match	19

Figure 2.14:	Kromolice – 1 Pressure Match	20

Figure 2.15:	Kromolice South Field: Original & Current Maps	21

Figure 2.16:	Kromolice South Production History and Forecast	22

Figure 2.17:	Kromolice South Pressure Match	23

Figure 2.18:	Winna Gora: Top Rotliegend Depth Structure	24

Figure 2.19:	Winna Gora Production Forecast	25

Figure 2.20:	Lisewo - Top Rotliegend Depth Structure	26

Figure 2.21:	Lisewo Production Forecast	27

Figure 2.22:	Komorze-3: Top Rotliegend Depth Structure (RPS)	28

Figure 2.23:	Komorze Production Forecast	29

Figure 2.24:	Grabowka Fields: Zechstein Ca1 Depth Structure	30

ECV 2003	v	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Figure 2.25:	Grabowka Fields - Production Data	31

Figure 2.26:	Grabowka Fields - Production Data and Forecast	31

Figure 2.27:	Grabowka 2P Production Forecast	32

Figure 3.1:	Gas Price Sensitivity on NPV10 (Net to FX Energy) for the 2P Case	35

ECV 2003	vi	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

LIST OF TABLES

Table 1.1:	Gas Reserves attributable to the FX Energy interest (MMscf), as of 31st December 2012	1

Table 1.2:	Reserves Changes from 1/1/2012 to 1/1/2013 , 100% Basis	2

Table 1.3:	Reserves Changes from 1/1/2012 to 1/1/2013, Net interest	3

Table 2.1:	REP Input Parameters	6

Table 2.2:	Comparison of Log and volumetric Average Sw	7

Table 2.3:	Gas Reserves (MMscf) for the Zaniemysl Field at 31st December 2012, 100% Basis	13

Table 2.4:	Reserves (MMscf) for the Roszkow Field at 31st December 2012, 100% Basis	16

Table 2.5:	Gas Reserves (MMscf) for the Kromolice - Sroda Field at 31st December 2012 100% Basis	20

Table 2.6:	Gas Reserves (MMscf) for the Kromolice South Field at 31st December 2012, (100% basis)	23

Table 2.7:	Reserves (MMscf) for the Winna Gora Field at 31st December 2012 100% Basis	25

Table 2.8:	Gas Reserves (MMscf) for the Lisewo Field at 31st December 2012 100% Basis	27

Table 2.9:	Gas Reserves (MMscf) for Komorze Field at 31st December 2012 100% Basis	29

Table 2.10:	Gas Reserves (MMscf) for the Grabowka Field at 31st December 2012 100% Basis	32

Table 3.1:	Gas Price, Royalty and OPEX Assumptions	33

Table 3.2:	Total NPV10 and NPV10, attributable to FX Energy	34

Table 3.3:	Effect of Gas Price Sensitivities on FX Net Reserves (MMscf)	35

Table 3.4:	Effect of Gas Price Sensitivities on NPV10 (Net to FX Energy) in Million USD	35

Table 4.1:	Gas Proved Reserves (MMscf) 100% Basis	36

Table 4.2:	Gas Proved plus Probable Reserves (MMscf) 100% Basis	36

Table 4.3:	Gas Proved plus Probable plus Possible Reserves (MMscf) 100% Basis	37

ECV 2003	vii	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

1.           EXECUTIVE SUMMARY

RPS Energy has performed a technical and economic evaluation of FX Energy’s assets in Poland.  This is an update of a similar evaluation performed by RPS Energy at the end of 2011 but accommodating changes that have occurred during 2012.  Principally these include additional production from the Zaniemysl, Roszkow, Kromolice-Sroda, Kromolice South and Grabowka fields, and the new field drilled by the Komorze-3 exploration well.  2012 pressure surveys in Zaniemysl, Roszkow, Kromolice-Sroda and Kromolice South provide further data for evaluating GIIP estimates for these fields.

All producing fields and undeveloped discoveries were evaluated, including Komorze-3.  Revised product prices and operating and development costs have been included in determining asset values as of 31st December 2012.

Our computation of Remaining Reserves at 31st December 2012 is given in Table 1.1.

Field	FX Energy Interest	FX Energy Gas Reserves (MMscf)
		Developed			Undeveloped
		Proved	Proved + Probable	Proved + Probable + Possible	Proved	Proved + Probable	Proved + Probable + Possible
Grabowka	100.0%	22	781	2,111	1,391	6,788	17,613
Zaniemysl	24.5%	1,105	2,244	3,564
Roszkow	49.0%	6,576	8,322	15,563
Sroda-Kromolice	49.0%	12,815	22,266	27,075
Kromolice South	49.0%	1,850	2,458	4,616
Winna Gora	49.0%				5,059	8,334	13,473
Lisewo	49.0%				12,991	21,148	33,908
Komorze	49.0%				2,313	3,505	5,462

Total		22,367	36,071	52,928	21,754	39,775	70,456

Table 1.1:  Gas Reserves attributable to the FX Energy interest (MMscf), as of 31st December 2012

A summary of reserve changes during the past year, taking account of production, reserve additions and revisions is given in Table 1.2 (Gross Volumes) and Table 1.3 (FX Net volumes).  Note that these contain developed and undeveloped fields.

For the producing fields, there is a downward revision of reserves across all reserve categories, mainly due to reduced GIIP’s or the constraints imposed on GIIP estimates from reservoir pressure data.  These downward revisions are partially offset by an increase in estimated GIMP and hence reserves for the undeveloped discoveries of Winna Gora and Lisewo, and the additional reserves from the Komorze-3 discovery.

The end year 2012 economic values are summarised in the report in Table 3.2.  Note that the economical values were based on firm development plans.

ECV 2003	1	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

FX ENERGY: POLISH INTEREST
RESERVE CHANGES FROM 1/1/2012 TO 1/1/2013
100% INTEREST

	GAS (MMSCF)	Reserves at 1/1/2012	Production	Additions	Revisions	Reserves at 1/1/2013

Zaniemysl	Proved	12,075	2,007		(5,556)	4,512
	Proved + Probable	23,339	2,007		(12,171)	9,161
	Proved + Probable + Possible	45,284	2,007		(28,732)	14,545

Sroda-Kromolice	Proved	37,426	2,600		(8,674)	26,152
	Proved + Probable	64,315	2,600		(16,275)	45,440
	Proved + Probable + Possible	101,211	2,600		(43,356)	55,255

Winna Gora	Proved	8,353	-		1,971	10,324
	Proved + Probable	11,846	-		5,163	17,009
	Proved + Probable + Possible	16,199	-		11,296	27,495

Roszkow	Proved	12,582	4,426		5,264	13,420
	Proved + Probable	31,581	4,426		(10,171)	16,984
	Proved + Probable + Possible	54,937	4,426		(18,750)	31,761

Grabowka	Proved	1,420	89		82	1,413
	Proved + Probable	7,769	89		(111)	7,569
	Proved + Probable + Possible	19,769	89		44	19,724

Kromolice South	Proved	9,009	886		(4,348)	3,775
	Proved + Probable	15,204	886		(9,303)	5,015
	Proved + Probable + Possible	24,550	886		(14,243)	9,421

Lisewo	Proved	24,990	-		1,521	26,512
	Proved + Probable	34,574	-		8,584	43,158
	Proved + Probable + Possible	47,000	-		22,200	69,200

Komorze	Proved	-	-	4,721	-	4,721
	Proved + Probable	-	-	7,153	-	7,153
	Proved + Probable + Possible	-	-	11,146	-	11,146

Totals	Proved	105,856	10,008	4,721	(9,741)	90,828
	Proved + Probable	188,627	10,008	7,153	(34,283)	151,489
	Proved + Probable + Possible	308,950	10,008	11,146	(71,541)	238,548

Table 1.2:  Reserves Changes from 1/1/2012 to 1/1/2013, 100% Basis

ECV 2003	2	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

FX ENERGY: POLISH INTEREST
RESERVE CHANGES FROM 1/1/2012 TO 1/1/2013
NET INTEREST

	GAS (MMSCF)	Reserves at 1/1/2012	Production	Additions	Revisions	Reserves at 1/1/2013
Zaniemysl	Proved	2,958	492		(1,361)	1,105
	Proved + Probable	5,718	492		(2,982)	2,244
	Proved + Probable + Possible	11,095	492		(7,039)	3,564

Sroda-Kromolice	Proved	18,339	1,274		(4,250)	12,815
	Proved + Probable	31,514	1,274		(7,975)	22,266
	Proved + Probable + Possible	49,593	1,274		(21,245)	27,075

Winna Gora	Proved	4,093	-		966	5,059
	Proved + Probable	5,804	-		2,530	8,334
	Proved + Probable + Possible	7,938	-		5,535	13,473

Roszkow	Proved	6,165	2,169		2,579	6,576
	Proved + Probable	15,475	2,169		(4,984)	8,322
	Proved + Probable + Possible	26,919	2,169		(9,188)	15,563

Grabowka	Proved	1,420	89		82	1,413
	Proved + Probable	7,769	89		(111)	7,569
	Proved + Probable + Possible	19,769	89		44	19,724

Kromolice South	Proved	4,414	434		(2,131)	1,850
	Proved + Probable	7,450	434		(4,558)	2,458
	Proved + Probable + Possible	12,029	434		(6,979)	4,616

Lisewo	Proved	12,245	-		745	12,991
	Proved + Probable	16,941	-		4,206	21,148
	Proved + Probable + Possible	23,030	-		10,878	33,908

Komorze	Proved	-	-	2,313	-	2,313
	Proved + Probable	-	-	3,505	-	3,505
	Proved + Probable + Possible	-	-	5,462	-	5,462

Totals	Proved	49,635	4,457	2,313	(3,370)	44,121
	Proved + Probable	90,671	4,457	3,505	(13,873)	75,845
	Proved + Probable + Possible	150,373	4,457	5,462	(27,993)	123,384

Table 1.3:  Reserves Changes from 1/1/2012 to 1/1/2013, Net interest

ECV 2003	3	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.           TECHNICAL EVALUATION

2.1         Overview and Evaluation Methodology

2.1.1      Geological Setting

The Zaniemysl, Roszkow, Winna Gora, Kromolice-Sroda, Kromolice South, Lisewo and Komorze gas accumulations are located in the “Fences” concession area (Figure 2.1) where the Rotliegend sandstone is the reservoir unit; the Grabowka fields are located 25km to the southwest in Block 287, with gas reservoired in Zechstein dolomites and limestones.

Figure 2.1:  FX Energy Licence Areas

The Fences concession area is located within the gas-bearing Rotliegend fairway of the NW Europe Permian Basin.  In this part of the fairway, the Rotliegend is encountered at depths of between 2500m and 4000m.  Reservoir facies are predominantly aeolian and fluvial deposits, and although reservoir quality deteriorates with depth, porosities are generally in the range of 14 to 20%.  Permeabilities are more variable, depending primarily on grain size, and range from 10 to 100mD.

The Rotliegend traps are fault-controlled anticlines (Figure 2.2).  Reservoir thickness generally exceeds vertical closure, and the traps appear to be full to spill, with interpreted GWC’s closely matching the spill points of the bounding faults.  The main controlling faults have a regional NW-SE orientation, but in some fields offsetting faults are critical for trap formation.  The structures are of moderate vertical relief and are volumetrically sensitive to the choice of velocity model used for depth conversion.

The Grabowka East and West fields are similarly low relief, fault-controlled anticlines.  GWC’s and structural spill points are less well defined in these accumulations.

ECV 2003	4	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Figure 2.2:  Fences Concession: Rotliegend Gas Accumulations

2.1.2      GIIP and Reserves Estimation Methodology

RPS has reviewed all aspects of the geology, geophysics, petrophysics and structural mapping of each accumulation in order to define a range of input parameters for a probabilistic (static) calculation of GIIP.

Where pressure data is available, an independent (dynamic) estimate of GIIP has been made using material balance calculations for reconciliation with the static estimate.

Where reserves are obtained by material balance calculations, recovery factors are calculated (not assumed).  For non-producing fields, a range of recovery factors is used consistent with those estimated for producing fields.

2.1.3      Parameter Inputs to Static GIIP Estimates

RPS uses the REP software package for probabilistic GIIP estimates.  Table 2.1 contains a summary of the input parameter distributions for each field, with corresponding GIIP outputs.  Although reservoir parameters are largely unchanged from previous evaluations, for this exercise both Sw and GRV input parameters have been re-evaluated.

ECV 2003	5	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Table 2.1:  REP Input Parameters

ECV 2003	6	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Sw Parameters

A review of log data suggests that the previous use of a range of Sw values centred on the average well Sw from the pay interval is not a true reflection of the volumetric average value of Sw.  The reservoir interval in most of the fields has a distinctive Sw-Height profile due to low structural relief and moderate permeability.  In such cases, a Sw-Height function should be used in REP to ensure that the varying Sw is correctly weighted in a volumetric sense.

RPS has undertaken a review of the log data from Kromolice-1, Lisewo-1, and the new discovery Komorze-3.  A Sw-Height function has been derived from Lisewo-1 (Figure 2.3) which closely matches the Sw log profiles in Kromolice-1 and Komorze-3 when using the deepest GWC in each well.  These generic Sw-Height functions are also considered to be representative of the Sw log profiles in Sroda-4, Roszkow-1, Winna Gora-1 and Kromolice South.  Sw-Height functions have therefore been used in REP in preference to Sw distributions on all fields, with the exception of Zaniemysl (see Section 2.3.1 below).  The volume averaged Sw values associated with Sw-Height function and the corresponding log calculated Sw’s are shown in Table 2.2.

FIELD/WELL	Sw COMPARISON
	Vol Av. Sw-Height Fn.	Log Calculation
Roszkow	52.3	39.9
Kr-1	54.6	42.0
Sr-4	59.9	51.3
Kr-2	57.2	41.0
Winna Gora	44.6	47.5
Lisewo	42.0	45.0
Komorze	61.4	47.0

Table 2.2:  Comparison of Log and volumetric Average Sw

ECV 2003	7	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Well Lisewo-1K Sw Height Function

LISEWO - 1K: OH Logs
File Edit View Mode Tools Scripts Help
MD m
TVDss m
ROTTLEGEND
3820
3840
3860
3880
3900
3920
3940
3575
3600
3625
3650
3675

SW_PRED-1:

Sw height function (from the deepest GWC)

Sw_H=1.168/ (1+GWC-TVDSS)^0.27

Figure 2.3:  Lisewo-1: Sw-Height Function

GRV Parameters

The use of a Sw-Height function in REP requires GRV input in the form of area-depth pairs, rather than the previous three parameter GRV distributions.  As noted above, volumetric estimates are sensitive to the velocity model used for depth conversion, and GRV uncertainty in REP can be captured by inputting an “area uncertainty” distribution.

Previous RPS work has evaluated the volumetric uncertainty resulting from different velocity models, particularly over the Kromolice-Sroda field.  A review of this work demonstrates that GRV uncertainty can be modelled by a log-normal area distribution (P90 80% P10 150%, see Table 2.1).  This distribution has been used for all fields mapped on 3D seismic data, where the volumetric uncertainty is primarily velocity-related; for fields mapped on 2D seismic data (Zaniemysl and Roszkow) the P90 value is reduced to account for additional mapping uncertainty.

2.1.4      Material Balance Calculations

Based on the available data by field (PVT, well test and production history data) we have used a material balance program (Mbal) to get the producing estimation of Gas in place (GIIP) and compare it with the volumetric GIIP results using traditional p/z analysis techniques.  The Mbal program was also used to predict the future reservoir performance and well production forecast for a given production schedule and matched well inflow and lift performance where available.  FX Energy has also specified some reservoir management rate constraints, as advised by Operator, for the forecast by field.

ECV 2003	8	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS has created various cases based on either single or multiple tanks with transmissibility connections between the tanks to reflect potential compartmentalization or later contribution from tight pay.  These models were used to establish a range of scenarios which are summarized below for the producing fields:

•
P90 minimum case - generally based on the P90 volumetric GIIP or less where the p/z data demonstrated smaller connected GIIP’s.  In some cases aquifer influx was modelled to allow a good match to the p/z data where the p/z GIIP was greater than the P90 volumetric GIIP.  The aquifers can be justified as the onset of water production at the Zaniemysl field has demonstrated the potential for active aquifers in the area.

•
P50 expected case - generally based on, or close to, the P50 volumetric GIIP.  In some cases a second compartment, potentially poorly connected to the well compartment, was included to allow the P50 volumetric GIIP to be included in the model whilst allowing a match to any measured pressures.

•
P10 maximum case - generally based on the P10 volumetric GIIP.  In all cases a second or third compartment, potentially poorly connected to the well compartment, was included to allow the full P10 volumetric GIIP to be included in the model and allowing a match to any measured pressures.  At the end of field life in some of these cases the depletion level in the tank furthest from the well can be relatively low, resulting in relatively low apparent recovery factors for the whole system.

For fields where there was no production history the full volumetric GIIP was combined with a deterministic range of recovery factors to generate P90 P50 P10 reserves.  MBAL was then used with typical well inflow parameters to forecast the production rates on plateau & decline.

For each scenario a production history simulation based on the tanks and aquifer models that have been tuned with the p/z plot data were generate to check the match with the measured reservoir pressures.

Once the pressure and production data were adequately matched a production forecast was created.  To carry out the prediction a well inflow definition was prepared using PROSPER software which can reproduce the well inflow (IPR) and tubing performance (VLP) for a set of conditions.  The completion strings run in PROSPER model were 2 7/8” tbg for each well.  The models were all run to a final minimum flowing well head pressure of 100 psia, which will require the inclusion of compression at some stage in a number of the fields to gain entry to the main export pipeline operating at c.900 psi.  The tubing curves should allow the impact of any future water production to be modelled.  A number of the forecast profiles terminate relatively rapidly as a result of water loading in the tubing.

For those models with aquifers, the gas leg pore volume water influx was modelled using the assumption of vertical equilibrium, where the gas-water contact will rise uniformly across the field and water production would commence when it is at the bottom perforation.  This attempts to model the encroachment of potential aquifer water to the gas leg and allows Mbal to reflect the impact of water production on the lift curves.  It is anticipated this will provide a useful history matching tool in the event of more of the fields starting to produce water in the future.

ECV 2003	9	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Well performances were forecast including the production and downtime constraints specified by FX Energy.  This overall workflow is an update from the prior year where notional plateau durations and annual off plateau decline rate had been used.  The new models will allow for better integration of the future flowing well performance data and any WGR trends.  Individual well target rates are as follows:

Zaniemysl 3:	2.7MMscf/d. For the Z 3 sidetrack starting up 1/10/2013, max well rate of 9MMscf/d.

Sroda 4:	2.6 MMscf/d.

Kromolice 1:	6.5 MMscf/d.

Kromolice 2:	3.6 MMscf/d.

Roszkow:	11.7 MMscf/d.

Winna Gora:	1.6MMscf/d.

Lisewo 1:	5.4MMscf/d. Same rate for Lisewo 2 when it comes on at 1/1/2014.

Grabowka:	Offtake maintained at 0.27 MMscf/d through to 31/4/2013, 0.9MMScf/d to 30/9/2013 and 1.16MMScf/d thereafter.

Komorze:	1.7 MMscf/d as measured on a recent well test.

As advised by FX Energy ten days of downtime has been included in the profiles for all Fences fields to account for annual well shut-ins for downhole static pressure measurements.

2.2         Zaniemysl Field

2.2.1      Field Description and Static GIIP Estimate

The Zaniemysl field is a fault and dip closed Rotliegend structure mapped on 2D seismic data, with dip closure to the north, and fault closures to the SW and SE.  The current Top Rotliegend depth structure map is shown in Figure 2.4.

ECV 2003	10	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Figure 2.4:  Zaniemysl Field: Top Rotliegend Depth Structure

Zaniemysl-3 was drilled in a near-crestal location and encountered a 38m gas column with a clear GWC at -2888.8m TVDSS.  Zaniemysl is the only Rotliegend field where the generic Sw-Height function does not reasonably model the log Sw profile, and so for volumetric estimates a single value Sw of 41% (from the Operator’s field report) was used.

Updated Volumetric GIIP estimates are:

	Dec 2011	Dec 2012

Proved (P90)	51.0 Bscf	29.8 Bscf

Proved Plus Probable (P50)	60.0 Bscf	44.9 Bscf

Proved Plus Probable Plus Possible (P10)	80.0 Bscf	68.1 Bscf

The current depth structure map differs from the previous version in having a similar vertical relief but a smaller area.  The reduction in GIIP therefore arises mainly from a reduction in estimated GRV.

2.2.2      Production History

The field produced at a plateau production rate of approximately 9.3 MMscf/d until March 2012, when the water production increased and gas rate was reduced to 6.5 MMscf/d.  Consecutively the gas rate was reduced to 4.7 MMscf/d in early June and to 2.7 MMscf/d in mid-August as a consequence of increasing water cut.  The well was shut-in during September due to pipeline maintenance.  Z-3 was brought back on at 2.7 MMscf/d at a reduced water cut.  The well’s cumulative production at 31st December 2012 was 20.4 Bscf.  FX Energy net working interest in this field is 24.5%.

ECV 2003	11	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Figure 2.5:  Zaniemysl Production History and Forecast

2.2.3      Gas Reserves Estimation

A static pressure survey was carried out in the single producing well Zaniemysl-3 in September 2012; this pressure shows an increase in reservoir pressure confirming the strong aquifer drive in this field.  For the P50 case a two tank model was built to allow a match of the volumetric P50 GIIP to the pressure data.  The reduction in offtake from Aug 12 2012 onwards and continuing water influx results in a rise in the predicted WHFP.  Figure 2.5 shows the production for P90-P50 and P10 cases and Figure 2.6 shows the Pressure Match.  The Zaniemysl reserves result in a recovery factor of 68% for the P50 case.

ECV 2003	12	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

History Simulation Results
Zaniemysl
History:p/z:Tank Pressure
Simulation:p/z:Tank Pressure
Tank Pressure (psia)
4,650
4,600
4,550
4,500
4,450
4,400
4,350
4,300
4,250
4,200
4,150
4,100
4,050
4,000
3,950
3,900
3,850
3,800
3,750
3,700
3,650
3,600
0
2
4
6
8
10
12
14
16
18
20
Cumulative Gas Production (Bscf)

Figure 2.6:  Zaniemysl Pressure Match

The remaining reserves of gas, at 31st December 2012 for this field are summarized in Table 2.3.  The reserves have reduced significantly from the prior evaluation as a result of the reduced GIIP, the onset of water production and a match to the p/z data.  It is planned to sidetrack the Z-3 well in 3Q 2013 with an expected shut-in of approximately one month and this has been included in the production forecast for the P50 & P10 case.

The gas production forecasts are shown in Figure 2.5 and in Appendix 1.

	2012			2013
Remaining Reserves (MMscf)	Evaluation	Production	Remaining	Economic Limit	Evaluation
	1st Jan 2012	during 2012	31st Dec 2012	in year	1st Jan 2013
Proven	12,075	2007	10,068	2017	4,512
Proven+Probable	23,339	2007	21,332	2016	9,161
Proven+Probable+Possible	45,284	2007	43,277	2018	14,545

Table 2.3:  Gas Reserves (MMscf) for the Zaniemysl Field at 31st December 2012, 100% Basis

ECV 2003	13	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.3         Roszkow Field

2.3.1      Field Description and Static GIIP Estimate

The Roszkow field is mapped as an elongate NW-SE fault- controlled anticline, with fault closure to the SW, where an additional downthrown fault block is also mapped. The current Top Rotliegend depth structure map is shown in Figure 2.7.

Figure 2.7:  Roszkow Field - Top Rotliegend Depth Structure

Roszkow-1 is located down flank from the crest of the structure and encountered a 29.5m gas column to a depth of -2825.8m TVDSS, with a possible deeper contact (WUT) at -2831.9m TVDSS.  A range of possible GWC’s has been used in the volumetric assessment.

Updated Volumetric GIIP estimates are:

	Dec 2011	Dec 2012

Proved (P90)	37.2 Bscf	30.2 Bscf

Proved Plus Probable (P50)	57.6 Bscf	46.6 Bscf

Proved Plus Probable Plus Possible (P10)	78.0 Bscf	71.9 Bscf

ECV 2003	14	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

The current depth structure map differs from the previous version, having a similar area, but less vertical relief. The reduction in GIIP therefore arises from a combination of reduced GRV, and the use of a Sw-Height function rather than average Sw.

2.3.2      Production History

The field commenced production in September 2009.  A plot showing the production data to the 31st of December 2012 is shown in Figure 2.8. The well produced at 13.1 MMscf/d from beginning 2012 to end Aug when rate was reduced to 11.7 MMscf/d and has a cumulative production of 15.6 Bscf at 31st December 2012.  Following the rate reduction the wellhead flowing pressure increased from 1247 to 1392 psia.  Only condensed water has been produced in Roszkow to date.

Figure 2.8:  Roszkow Production History and Forecast

2.3.3      Gas Reserves Estimation

A new static pressure measurement was carried out in the Roszkow-1 in June 2012.  The simple p/z GIIP indicated was 34 Bscf, just above the P90 volumetric estimate of 30 Bcf.  This pressure has been included in the Mbal model to estimate the dynamic GIIP derived from p/z plot.  No aquifer has been included in the Mbal model as the p/z analysis for this field is very well defined and does not suggest any aquifer influx.  Figure 2.9 shows the Pressure Match

The Roszkow forecast estimated a recovery factor with 72% for the P50 case.

ECV 2003	15	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

History Simulation Results
Roszkow
History:p/z:Tank Pressure
Simulation:p/z:Tank Pressure
Tank Pressure (psia)
Cumulative Gas Production (Bscf)
4,500
4,400
4,300
4,200
4,100
4,000
3,900
3,800
3,700
3,600
3,500
3,400
3,300
3,200
3,100
3,000
2,900
2,800
2,700
2,600
2,500
2,400
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15

Figure 2.9:  Roszkow Pressure Match

The remaining gas reserves as of 31st December 2012 for this field, based on the existing well are summarised in Table 2.4.  The gas production forecasts are shown in Figure 2.8 and in Appendix 2.  At the P50 level the reserves have reduced from the prior evaluation as a result of the reduced GIIP and a better match to the p/z data which does not show any evidence of an increase in connected GIIP.

	2012			2013
Remaining Reserves (MMscf)	Evaluation	Production	Remaining	Economic Limit	Evaluation
	1st Jan 2012	during 2013	31st Dec 2012	in year	1st Jan 2013
Proven	12,582	4,426	8,156	2021	13,420
Proven+Probable	31,581	4,426	27,155	2025	16,984
Proven+Probable+Possible	54,937	4,426	50,511	2060	31,761

Table 2.4:  Reserves (MMscf) for the Roszkow Field at 31st December 2012, 100% Basis

2.4         Kromolice-Sroda Field

2.4.1      Field Description and Static GIIP Estimate

Current mapping of the Kromolice-Sroda field (Figure 2.10) shows that the field is composed of potentially four fault-bounded anticlinal segments, two of which have been tested (Kromolice-1 and Sroda-4).

ECV 2003	16	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Due to the similar GWC’s encountered in Kromolice-1 and Sroda-4 (-3518.6m TVDSS), previous GIIP estimates have assumed a single closed structure with a common GWC (though with reservoir parameters varying across the field).  Given the mapping and depth conversion uncertainties, this is still feasible, though the possibility of separate and hence disconnected closures cannot be dismissed.

As a result of RPS’ investigation of the Sw-Height issue, a potentially deeper GWC has been recognized in Kromolice-1 (-3540.1m TVDSS).  It is difficult to reconcile this with the spill points on the current mapping, or on earlier versions of the Top Rotliegend depth map.  However, a potentially deeper spill to -3525m TVDSS could be accommodated on the current mapping, and this has been used to provide a depth range for GWC uncertainty.

For this exercise, GIIP has been estimated for each anticlinal segment, and the P90 P50 and P10 values summed arithmetically (see Table 2.1) to give a total GIIP range for the entire field.  Table 2.1 shows the GIIP by individual segments.

Grid: MODEL_7_Zsp (GOI) (Orchid), Data Type: Depth (Active Contour: MODEL_7_Zsp_5m (GOI) (Black), Data Type: Depth), Version: 7.5
KROMOLICE-1
KROMOLICE SOUTH
SPILL @ 3518
RNK-2
3437
KR-SR CENTRAL HORST
SRODA NORTH
SADDLE @ 3522
GWC @ 3496
POSSIBLE CLOSURE TO 3505
SRODA-4
SPILL @ 3518

Figure 2.10:  Kromolice-Sroda Field - Top Rotliegend Depth Structure

Updated Volumetric GIIP estimates are:

	Dec 2011	Dec 2012

Proved (P90)	65.2 Bscf	60.3 Bscf

Proved Plus Probable (P50)	94.7 Bscf	92.0 Bscf

Proved Plus Probable Plus Possible (P10)	136.2 Bscf	139.7 Bscf

ECV 2003	17	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.4.2      Production History

Sroda-4

Sroda-4 began production at the end of 2010, see Figure 2.11.  In 2012 the well produced at 2.3 to 2.6 MMscf/d from January to mid Feb when the well was shut in due to a pipeline debottlenecking operation.  The well was brought back on at end June at a rate of 2.6 MMscf/d.  Cumulative production at 31st December 2012 was 1.3 Bscf.

Figure 2.11:  Sroda-4 Production History and Forecast

Kromolice-1

Production started in June 2011, produced intermittently until October, and has been on continuous production since that time; see Figure 2.12.  The initial variations in daily production rate were due to variable capacity in the export pipeline system and not due to any reservoir issues.

From July 2012, the rate has been 6.7 MMscf/d.  The well has a total gas cumulative production of 2.86 Bscf at 31st December 2012.

ECV 2003	18	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Figure 2.12:  Kromolice-1 Production History and Forecast

2.4.3      Gas Reserves Estimation

Static pressure measurements were made in S-4 and K-1 in Sept 2012.  These pressures have been included in the Mbal model to determine the dynamic GIIP derived from p/z plot.

Sroda - 4
History:P/Z- S-4:Tank Pressure
Simulation:P/Z- S-4:Tank Pressure
Tank Pressure (psia)
5,700
5,650
5,600
5,550
5,500
5,450
5,400
5,350
5,300
5,250
5,200
0
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
1
1.1
1.2
1.3

Figure 2.13:  Sroda - 4 Pressure Match

ECV 2003	19	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Figure 2.14:  Kromolice – 1 Pressure Match

The recovery factor derived from the P50 Mbal model is 56%, relatively low because of the poorly connected additional tanks required to match the pressure data.  Figure 2.13 and Figure 2.14 show the Pressure Match.  The simple p/z GIIP’s are 15.3 for S4 and 18.7 for K1 respectively, significantly less than the P90 geological GIIP.  The remaining gas reserves as of 31st December 2012 for this field, based on the existing wells are summarized in Table 2.5.  The gas production forecasts are shown in Figure 2.11 and Figure 2.12 and in Appendix 3.  The reserves have reduced from the prior evaluation as a result of the reduced GIIP and a better match to the p/z data which does not show any evidence of an increase in connected GIIP.

	2012			2013
Remaining Reserves (MMscf)	Evaluation	Production	Remaining	Economic Limit	Evaluation
	1st Jan 2012	during 2012	31st Dec 2012	in year	1st Jan 2013
Proven	37,426	2,600	34,826	2028	26,152
Proven+Probable	64,315	2,600	61,715	2060	45,440
Proven+Probable+Possible	101,211	2,600	98,611	2090	55,255

Table 2.5:  Gas Reserves (MMscf) for the Kromolice - Sroda Field at 31st December 2012 100% Basis

ECV 2003	20	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.5         Kromolice South Field

2.5.1      Field Description and Static GIIP Estimate

The Kromolice South structure was tested by the Kromolice-2 well.  The well was located in a near-crestal location and encountered a 35m gas column with a clear GWC identified at -3496m TVDSS.

RPS’ evaluation of Kromolice South is based on the current Top Rotliegend depth map (Figure 2.15), which differs significantly from earlier maps generated by the Operator, and on which previous GIIP estimates are based.  This map shows the closure to be significantly smaller than on the earlier maps.

RPS believes that GIIP estimates should be based on the most recent mapping and volumes have been estimated accordingly.  In this case the reduction in GIIP is predominantly due to a significantly lower GRV derived from the current depth map, the new GIIPS are more consistent with p/z data.

Base Map
KROMOLICE-1
3471,1
KROMOLICE-2
3460,4
B
A'
A
B'
NIK-2
CLOSURE AT -3500m
ORIGINAL MAP 1.908km2
CURRENT MAP 1.189km2

Figure 2.15:  Kromolice South Field: Original & Current Maps

ECV 2003	21	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Updated Volumetric GIIP estimates are:

	Dec 2011	Dec 2012

Proved (P90)	15.5 Bscf	5.1 Bscf

Proved Plus Probable (P50)	22.2 Bscf	7.6 Bscf

Proved Plus Probable Plus Possible (P10)	31.5 Bscf	11.3 Bscf

2.5.2      Production History

The Kromolice South field was brought on production on July 6th 2011 (Figure 2.16). K-2 was shut in from start 2012 to mid-February and produced at 2.7 MMscf/d for the second half of the month and then shut in due to a pipeline debottlenecking operation. It was brought back on in early April at the same rate which was increased to 3.6 MMscf/d at the beginning of July and maintained through December 2012. The variations in daily production rate were due to variable capacity in the export pipeline system and not due to any reservoir issues. The well has a total gas cumulative production of 1.13 Bscf at 31st December 2012.

Figure 2.16:  Kromolice South Production History and Forecast

2.5.3      Gas Reserves Estimate

A new static pressure measurement was carried out in the K-2 well in September 2012.  This pressure has been included in the Mbal model to estimate the dynamic GIIP derived from p/z plot.  A recovery factor of 81% was indicated for the P50 case by the Mbal model which includes the influence of a very small aquifer and a poorly connected second compartment tank.  These assumptions where required to get a very well defined P/z match for this field and Figure 2.17 shows the Pressure Match.  For the P90 GIIP a small aquifer is required to obtain a match as the p/z analysis indicates a GIIP of 5.2 Bscf, slightly larger than the P90 volumetric case.

ECV 2003	22	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

History Simulation Results
Kromolice South
Tank Pressure (psia)
Cumulative Gas Production (Bscf)
History:p/z:Tank Pressure
Simulation:p/z:Tank Pressure
5,700
5,650
5,600
5,550
5,500
5,450
5,400
5,350
5,300
5,250
5,200
5,150
5,100
5,050
5,000
4,950
4,900
4,850
0
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
1
1.1

Figure 2.17:  Kromolice South Pressure Match

The remaining gas reserves as of 31st December 2012 for this field, are summarized in Table 2.6.  Forecasts for this field are included in Figure 2.16 and in Appendix 4.  The reserves have reduced from the prior evaluation as a result of the reduced GIIP and a better match to the p/z data.

	2012			2013
Remaining Reserves (MMscf)	Evaluation	Production	Remaining	Economic Limit	Evaluation
	1st Jan 2012	during 2012	31st Dec 2012	in year	1st Jan 2013
Proven	9,009	886	8,123	2015	3,775
Proven+Probable	15,204	886	14,318	2021	5,015
Proven+Probable+Possible	24,550	886	23,664	2046	9,421

Table 2.6:  Gas Reserves (MMscf) for the Kromolice South Field at 31st December 2012, (100% basis)

2.6         Winna Gora Field

2.6.1      Field Description and GIIP Estimate

Winna Gora-1 was drilled as a vertical well to test a footwall closure at Top Rotliegend against a NW-SE trending fault (Figure 2.18). The well encountered the Top Rotliegend sands at -3448m TVDSS, and TD’d within the Rotliegend at -3580m TVDSS. A clear GWC was identified at -3485.8m TVDSS from petrophysical analysis, giving a penetrated gas column of 38m.

ECV 2003	23	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Grid: RPS_Zsp_Depth_20m_Corrected_Smoothed (FX) (Red), Data Type: Depth (Active Contour: RPS_Zsp_Depth_20m_Corrected_Smoothed (FX) (Black), Data Type: Depth), Version: 7.5
Winna Gora-1
Top Rotliegend @ -3448m TVDSS
GWC @ -3485.8m TVDSS
FX LAYER CAKE VELOCITY MODEL
TIES WELL TO WITHIN 2.5M
RESIDUAL CORRECTION (REGIONAL) – GWC COINCIDENT WITH SPILL POINT ON FAULT

Figure 2.18:  Winna Gora: Top Rotliegend Depth Structure

Updated Volumetric GIIP estimates are:

	Dec 2011	Dec 2012

Proved (P90)	14.4 Bscf	16.1 Bscf

Proved Plus Probable (P50)	17.0 Bscf	22.7 Bscf

Proved Plus Probable Plus Possible (P10)	20.2 Bscf	32.1 Bscf

Changes to GIIP estimates arise from the use of an Sw-Height function in REP, and an updated representation of GRV uncertainty.

2.6.2      Gas Reserves Estimation

As there was no production from this field at year-end 2012 so reserves were calculated assuming recovery factor of 60% (P90), 70% (P50) and 80% (P10) with the P90 P50 & P10 GIIP’s (Figure 2.19). The P10 Rf and P10 GIIP and P90 Rf and P90 GIIP cases were combined to ensure an adequate range in reserves.

ECV 2003	24	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

The remaining gas reserves, at 31st December 2012 for this field are summarized in Table 2.7. The gas production forecasts are shown in Figure 2.19 and in Appendix 5. The reserves have increased slightly from the prior evaluation as a result of the increased GIIP.

2013
Remaining Reserves (MMscf)	Remaining	Economic Limit	Evaluation
	31st Dec 2012	in year	1st Jan 2013
Proven	8,353	2028	10,324
Proven+Probable	11,846	2038	17,009
Proven+Probable+Possible	16,199	2053	27,495

Table 2.7:  Reserves (MMscf) for the Winna Gora Field at 31st December 2012 100% Basis

Figure 2.19:  Winna Gora Production Forecast
2.7         Lisewo Field

2.7.1      Field Description and Static GIIP Estimate

Lisewo-1 was drilled as a deviated well to a TD of 3946m MD in late January 2011 to test a fault and dip controlled anticlinal structure mapped at Top Rotliegend. The well encountered the Top Rotliegend sands at 3814m MD, and a gross, gas-bearing Rotliegend interval of 69m. The current depth map is shown in Figure 2.20.

ECV 2003	25	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Grid: FX_Zsp_depth corrected 25m grid (GOI) (VioletRed), Data Type: Depth (Active Contour: FX_Zsp_depth corrected 25m grid (GOI) (Black), Data Type: Depth), Version: 7.5
GWC DEEP -3636.7m TVDSS
GWC SHALLOW -3617.5m TVDSS
FAULT A'
FAULT B
FAULT C
FAULT A
3640 CONTOUR HIGHLIGHTED
GWC @-3636.7mTVDSS
GIIP ESTIMATE
AREA 2.5km²
VERTICAL RELIEF (APEX OF STRUCTURE TO GWC) 87M

Figure 2.20:  Lisewo - Top Rotliegend Depth Structure

Log analysis indicates possible GWC’s at either -3617.5m TVDSS or -3636.7m TVDSS. Previous evaluations have favoured the deeper contact, as it coincides with the spill point on one of the main controlling faults (Fault A), and in the absence of additional data, the deeper contact has been retained in this year’s GIIP estimate.

Updated Volumetric GIIP estimates are:

	Dec 2011	Dec 2012

Proved (P90)	41.8 Bscf	44.1 Bscf

Proved Plus Probable (P50)	49.7 Bscf	61.5 Bscf

Proved Plus Probable Plus Possible (P10)	58.8 Bscf	86.3 Bscf

Changes to GIIP estimates arise from the use of an Sw-Height function in REP, and an updated representation of GRV uncertainty.

ECV 2003	26	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.7.2      Gas Reserves Estimation

Notional forecasts were carried out for this field.  Reserves were calculated assuming recovery factors of 60% (P90), 70% (P50) and 80% (P90) with the P90 P50 & P10 GIIP’s (Figure 2.21).  The forecast assumptions were based on:

•	Two wells on stream (Lisewo-1 and Lisewo 2), which will accelerate the production.

•	A plateau rate 5.4 MMscf/d for each well.

•	A start up date of 1 July 2013 (Lisewo 1) and 1 Jan 2014 (Lisewo 2) on advice of FX Energy.

The total Lisewo Gas Reserves are summarised in Table 2.8.  The gas production forecasts are shown in Figure 2.21 and in Appendix 6.  The reserves have increased slightly from the prior evaluation as a result of the increased GIIP.

2013
Remaining Reserves (MMscf)	Evaluation	Economic Limit	Evaluation
	1st Jan 2012	in year	1st Jan 2013
Proven	24,990	2022	26,512
Proven+Probable	34,574	2028	43,158
Proven+Probable+Possible	47,000	2037	69,200

Table 2.8:  Gas Reserves (MMscf) for the Lisewo Field at 31st December 2012 100% Basis

Figure 2.21:  Lisewo Production Forecast

ECV 2003	27	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.8         Komorze Field

2.8.1      Field Description and GIIP Estimate

The Komorze-3 well was drilled during 2012 to test a 3-way dip and fault closed structure at Top Rotliegend.  The reservoir was encountered 24.4m deep to prognosis at -3719.4m TVDSS. RPS’ analysis of the log data indicates a likely GWC at -3751.4m TVDSS, but with a possible deeper contact at -3759.6m TVDSS.

RPS generated two alternative depth maps for comparison:

•	Residual correction applied (gridded) to pre-drill depth structure map

•	Update of RPS 2-layer model with additional velocity control (a simplified version of the Operator’s 11-layer velocity model developed from a previous evaluation of the Lisewo area)

The resulting depth maps are similar and generate identical GIIP distributions.  The depth map from the 2-layer model is shown in Figure 2.22.

Grid: RPS_BASE ZECHSTEIN DEPTH FXTZ RPSDE CORRECTED_JAN13 (GOI) (Red), Data Type: Depth (Active Contour: RPS_BASE ZECHSTEIN DEPTH F...
X/Y: Meters
X:408550.58, Y:477210.92 Meters, Inline:1800.0, Crossline:857.0, Depth:3802.50 Meters, zerp3d92 (3D)
CIEMIEROWSKA OC-4

Figure 2.22:  Komorze-3: Top Rotliegend Depth Structure (RPS)

Both RPS maps differ from the Operator’s map, which generates significantly larger GIIP values.  It is RPS’ view that the removal of a residual depth error by a simple bulk shift is questionable, and until a more comprehensive update of the velocity model/depth conversion is undertaken, the reported GIIP should be based on the (more conservative) GIIP figures based on the RPS map.  For volumetric estimates, a variable GWC was used; note the deeper GWC at -3759.6m is consistent with the spill point on the RPS map.

ECV 2003	28	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Volumetric GIIP estimates are:
Dec 2012

Proved (P90)	10.7 Bscf

Proved Plus Probable (P50)	15.3 Bscf

Proved Plus Probable Plus Possible (P10)	21.8 Bscf

2.8.2      Gas Reserves Estimation

Notional forecasts were carried out for this field.  Preliminary results from the well show it has a very low productivity, consistent with a welltest derived permeability thickness of only circa 6 mD-ft.  Mbal modelling with such a low well inflow has led to a relatively low final recovery factor.  Reserves were calculated assuming recovery factor of 45% (P90), 55% (P50) and 65% (P10) with the P90 P50 & P10 GIIP’s (Figure 2.23).

The total Komorze Gas Reserves are summarised in Table 2.9.  The gas production forecasts are shown in Figure 2.23 and in Appendix 7.

2013
Remaining Reserves (MMscf)	Economic Limit	Evaluation
	in year	1st Jan 2013
Proven	2030	4,721
Proven+Probable	2034	7,153
Proven+Probable+Possible	2050	11,146

Table 2.9:  Gas Reserves (MMscf) for Komorze Field at 31st December 2012 100% Basis

Figure 2.23:  Komorze Production Forecast

ECV 2003	29	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.9         Grabowka Fields

2.9.1      Field Description and Static GIIP Estimate

The Grabowka West and East fields are low-relief Zechstein dolomite and limestone gas accumulations discovered in the mid-80s.  Four wells have been drilled within closure on Grabowka West (G-5, 6, 7 and 8), and three on Grabowka East (G-12, 17 and 18). Reservoir depths are in the range 1500-1600m.

The Zechstein Ca1 horizon is mapped on 2D seismic data and depth converted using an average velocity function derived from checkshot data (Figure 2.24).

Figure 2.24:  Grabowka Fields: Zechstein Ca1 Depth Structure

Due to poor quality log data, a GWC could not be determined for either field.  In Grabowka West, structural spill is estimated at 1565m TVDSS, consistent with test data from the G-5 and G-7 wells.  Similarly, on Grabowka East, a structural spill point of 1550m TVDSS is estimated from mapping rather than from log analysis.

No changes to previous years’ GIIP estimates are justified on the limited data available.  Most of the volume is located in the Grabowka West structure which is not yet on production:

	Dec 2011	Dec 2012

Proved (P90)	4.6 Bscf	4.6 Bscf

Proved Plus Probable (P50)	14.8 Bscf	14.8 Bscf

Proved Plus Probable Plus Possible (P10)	29.1 Bscf	29.1 Bscf

ECV 2003	30	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.9.2      Production History

The Grabowka East field started production in July 2009 with well G-12.  In Sept 2010 a new gas rate of 0.24 MMscf/d commenced as a result of a new gas buyer.  From that time the rate has been relatively constant.  The Grabowka East field has produced a total of 429 MMscf of gas to December 31st 2012.  The WGR has been increasing continuously from July to December 2012 and the WHFP continues to show a stable decline during the year.  Figure 2.25 shows Grabowka field production trend.  The well G-6, worked over and recompleted in 2012 is expected to start up in early 2013.  A workover of well is G8 scheduled for 1Q 2013 with the well expected to be ready for production by mid-year.

Figure 2.25:  Grabowka Fields - Production Data

Figure 2.26:  Grabowka Fields - Production Data and Forecast

ECV 2003	31	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

2.9.3      Gas Reserves Estimation

No static pressure surveys were recorded in G-12 or G-6 and hence no reliable material balance estimate can be supplied.  Most of the mapped GIIP in Grabowka lies in the Western structure and the production performance of the existing G-6 well is not key to the total reserves for the field.  A notional EXCEL based forecast was carried out in this field based on the production on 3 wells (G-12) current producer, (G-6) starting up at 1/2/2013 and (G-8) which coming  on stream at 1/7/2013.  The production of G-6, G-12 and G-8 will be capped to 0.27 MMscf/d, until end April, increased to 0.9MMSCF/d to end-Sept and 1.16 MMScf/d thereafter.

The total Grabowka Gas Reserves are summarised in Table 2.10.

The resulting production forecast for the Proven+Probable case is shown in Figure 2.26, highlighting the importance of the Grabowka West volumes.

The gas production forecasts are shown in Figure 2.27 and Appendix 8.

	2012			2013
Remaining Reserves (MMscf)	Evaluation	Production	Remaining	Economic Limit	Evaluation
	1st Jan 2012	during 2012	31st Dec 2012	in year	1st Jan 2013
Proven	1,420	88.7	1,332	2016	1,413
Proven+Probable	7,769	88.7	7,680	2028	7,569
Proven+Probable+Possible	19,769	88.7	19,680	2045	19,724

Table 2.10:  Gas Reserves (MMscf) for the Grabowka Field at 31st December 2012 100% Basis

Figure 2.27:  Grabowka 2P Production Forecast

ECV 2003	32	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

3.           ECONOMIC ANALYSIS

3.1         Assumptions

An economic analysis of the Polish Assets of FX Energy was undertaken based on the following price and royalty assumptions (see Table 3.1).  These data have been supplied by FX Energy in US Dollars and are based on Polish Zloty gas prices and exchange rates, taken as the average of the 1st day of the month values throughout 2012.

	Gas Price	Royalty	OPEX
	$/Mscf	%	MM $ p.a.

Roszkow	7.30	0.55	0.83
Winna Gora	6.79	0.59	0.31
Zaniemysl	5.59	0.72	0.60
Kromolice-South	6.76	0.60	0.35
Sroda-Kromolice	7.08 / 6.76	0.6 / 0.6	0.35
Grabowka	1.61	N/A	N/A
Lisewo	6.54	0.62	0.70
Komorze	6.13	0.65	0.35

Table 3.1:  Gas Price, Royalty and OPEX Assumptions

Note that due to contractual arrangements no CAPEX or OPEX is required by FX Energy for the Grabowka field.

3.2         Costing

Capital Expenditure

For the undeveloped fields and future compression costs for the developed fields, the Capital Expenditure programme for drilling and sidetracks shown below has been assumed based on information supplied by FX Energy or for compression estimated by RPS.  No inflation has been applied to these estimates.  For assets that share compression the compression capex was allocated on a % basis on remaining reserves, compression timing was selected to be in the year prior to the predicted WHFP falling below the 900 psi export entry pressure.  In general predicted compression dates are earlier that the prior year’s evaluation.

•	Roszkow – For the Proved, Proved plus Probable Cases and Proved plus Probable plus Possible Cases, Compression Costs of US $7.5 MM.

•	Winna Gora – Compression Costs of US $3.5 MM for the proved case in 2018, for the Proved plus Probable case in 2020 and for the Proved plus Probable plus Possible case in 2024.

•	Zaniemysl – A cost of $4.9MM for the Z-3 sidetrack has been included in 2013. No compression required at Zaniemysl due to pressure maintenance from water influx.

•
Sroda-Kromolice – Central compression cost share of US $5.75 MM in MCHY have been allocated to Sroda-Kromolice. This will happen in 2015 for the Proved case, in 2026 for the Proved plus Probable case and in 2016 in the Proved plus Probable plus Possible case.

ECV 2003	33	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

•
Kromolice-South – Central compression cost share of US $0.25 MM in MCHY have been allocated to Kromolice-South. This is forecast in 2015 for the Proved case. For the Proved plus Probable case this is expected in 2016 and in 2016 in the Proved plus Probable plus Possible case.

•
Lisewo – For all cases facility CAPEX and tie-in of the existing well at a cost of US $16.7 MM, which includes US $9 MM to drill Lisewo-2, in 2013.  Compression Costs of US $6.3 MM for the proved case in 2013, for the Proved plus Probable case in 2014 and for the Proved plus Probable plus Possible case in 2020.

•	Komorze – For all cases a well tie-in capex of $2.5MM has been assumed in 2013.

Operating and Abandonment Costs

Normal operating costs per well have been provided for all the fields and are tabulated in Table 3.1.

In addition to basic operating costs, there is an additional $0.015/mcf additional compression OPEX per license, once compression is required.  The Abandonment Costs have been provided by FX Energy.

3.3         Results

The results of our analysis are shown below in Table 3.2.  The Net Present Values are stated excluding Income Tax and are expressed in gross and net terms.

Field	FX Energy Interest	NPV10 (Million US$)
		Proved		Proved + Probable		Proved + Probable + Possible
		Gross	Net	Gross	Net	Gross	Net
Zaniemysl	24.5%	12.60	3.09	35.07	8.59	54.40	13.33
Sroda-Kromolice	49.0%	106.78	52.32	138.01	67.62	140.38	68.79
Roszkow	49.0%	67.05	32.85	80.81	39.60	102.23	50.09
Winna Gora	49.0%	38.89	19.06	54.05	26.48	68.39	33.51
Kromolice South	49.0%	20.34	9.97	25.13	12.31	35.71	17.50
Grabowka	100.0%	1.90	1.90	7.00	7.00	11.20	11.20
Lisewo	49.0%	90.12	44.16	131.07	64.22	169.48	83.05
Komorze	49.0%	9.32	4.57	14.03	6.87	16.89	8.28

Total		347.00	167.91	485.17	232.71	598.68	285.74

Table 3.2:  Total NPV10 and NPV10, attributable to FX Energy

It was requested by FX Energy to carry out +/- 10% sensitivities on the gas prices, mentioned in Table 3.1.  The sensitivity to the gas price for the net reserves of the various assets is listed in Table 3.3.  There is very little impact to the net reserves by varying the gas prices +/- 10%.  The corresponding influence on the NPV10 (Net to FX Energy) of the gas price sensitivity is logically larger and is shown in Table 3.4 and graphically in Figure 3.1 for the Proven+Probable reserves only.  The influence of gas price on NPV10 is more striking for the Roszkow and Sroda-Kromolice fields.

ECV 2003	34	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Fields	Net Reserves 90% Price			Net Reserves Base Price			Net Reserves 110% Price
	1P	2P	3P	1P	2P	3P	1P	2P	3P
Roszkow	6,516	8,263	15,563	6,576	8,322	15,563	6,576	8,322	15,563
Winna Gora	5,059	8,334	13,473	5,059	8,334	13,473	5,059	8,334	13,473
Kromolice South	1,850	2,318	4,534	1,850	2,458	4,616	1,850	2,482	4,665
Zaniemysl	1,105	2,244	3,564	1,105	2,244	3,564	1,105	2,244	3,564
Sroda-Kromolice	12,815	22,266	27,075	12,815	22,266	27,075	12,815	22,266	27,075
Grabowka	1,413	7,569	19,724	1,413	7,569	19,724	1,413	7,569	19,724
Lisewo	12,991	21,148	33,908	12,991	21,148	33,908	12,991	21,148	33,908
Komorze	2,313	3,505	5,462	2,313	3,505	5,462	2,313	3,505	5,462

Total	44,061	75,647	123,302	44,121	75,845	123,384	44,121	75,870	123,433

Table 3.3:  Effect of Gas Price Sensitivities on FX Net Reserves (MMscf)

Fields	NPV10 90% Price			NPV10 Base Price			NPV10 110% Price
	1P	2P	3P	1P	2P	3P	1P	2P	3P
Roszkow	28.92	34.94	44.27	32.85	39.60	50.09	36.78	44.25	55.92
Winna Gora	16.91	23.59	29.93	19.06	26.49	33.51	21.21	29.38	37.10
Kromolice South	8.88	10.87	15.53	9.97	12.31	17.50	11.06	13.70	19.46
Zaniemysl	2.59	7.55	11.79	3.09	8.59	13.33	3.58	9.64	14.86
Sroda-Kromolice	46.55	60.28	61.34	52.32	67.62	68.79	58.10	74.97	76.23
Grabowka	1.70	6.30	10.10	1.90	7.00	11.20	2.10	7.70	12.40
Lisewo	38.40	56.38	73.27	44.16	64.22	83.05	49.92	72.06	92.82
Komorze	3.78	5.85	7.09	4.57	6.87	8.27	5.35	7.90	9.45

Total	147.73	205.76	253.32	167.92	232.70	285.74	188.10	259.60	318.24

Table 3.4:  Effect of Gas Price Sensitivities on NPV10 (Net to FX Energy) in Million USD

Figure 3.1:  Gas Price Sensitivity on NPV10 (Net to FX Energy) for the 2P Case

ECV 2003	35	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

4.           RESERVES EVOLUTION 2011-2012

4.1         Proved Gas Reserves

	2012			2013	Variation
Field	Evaluation	Production	Remaining	Evaluation	MMscf	(%)
	01-Jan-12	during 2012	31-Dec-12	01-Jan-13

Zaniemysl	12,075	2,007	10,068	4,512	-5,556	-55%
Sroda-Kromolice	37,426	2,600	34,826	26,152	-8,674	-25%
Roszkow	12,582	4,426	8,156	13,420	5,264	65%
Winna Gora	8,353	0	8,353	10,324	1,971	24%
Kromolice South	9,009	886	8,123	3,775	-4,348	-54%
Grabowka	1,420	89	1,332	1,413	82	6%
Lisewo	24,990	0	24,990	26,512	1,521	6%
Komorze				4,721	4,721	0%

Total	105,856	10,008	95,848	90,828	-5,020	-5%

Table 4.1:  Gas Proved Reserves (MMscf) 100% Basis

Table 4.1 shows the Proved Reserves evolution.  For the producing fields, there is generally a downward revision of reserves, mainly due to the constraints imposed on GIIP estimates from reservoir pressure data.  These downward revisions are partially offset by an increase in estimated GIIP and hence reserves for the undeveloped discoveries of Winna Gora and Lisewo, and the additional reserves from the Komorze-3 discovery.  The increase to the Proved Reserves in Roszkow is related to an increased recovery factor (less likely to be influenced by aquifer influx).

4.2         Proved plus Probable Gas Reserves

	2012			2013	Variation
Field	Evaluation	Production	Remaining	Evaluation	MMscf	(%)
	01-Jan-12	during 2012	31-Dec-12	01-Jan-13

Zaniemysl	23,339	2,007	21,332	9,161	-12,171	-57%
Sroda-Kromolice	64,315	2,600	61,715	45,440	-16,275	-26%
Roszkow	31,581	4,426	27,155	16,984	-10,171	-37%
Winna Gora	11,846	0	11,846	17,009	5,163	44%
Kromolice South	15,204	886	14,318	5,015	-9,303	-65%
Grabowka	7,769	89	7,680	7,569	-111	-1%
Lisewo	34,574	0	34,574	43,158	8,584	25%
Komorze				7,153	7,153	0%

Total	188,627	10,008	178,619	151,489	-27,130	-15%

Table 4.2:  Gas Proved plus Probable Reserves (MMscf) 100% Basis

ECV 2003	36	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

Table 4.2 shows the Proved plus Probable Reserves evolution.  For the producing fields, there is again a downward revision of reserves, mainly due to the constraints imposed on GIIP estimates from reservoir pressure data.  These downward revisions are partially offset by an increase in estimated GIIP and hence reserves for the undeveloped discoveries of Winna Gora and Lisewo, and the additional reserves from the Komorze-3 discovery.

4.3         Proved plus Probable plus Possible Gas Reserves

	2012			2013	Variation
Field	Evaluation	Production	Remaining	Evaluation	MMscf	(%)
	01-Jan-12	during 2012	31-Dec-12	01-Jan-13

Zaniemysl	45,284	2,007	43,277	14,545	-28,732	-66%
Sroda-Kromolice	101,211	2,600	98,611	55,255	-43,356	-44%
Roszkow	54,937	4,426	50,511	31,761	-18,750	-37%
Winna Gora	16,199	0	16,199	27,495	11,296	70%
Kromolice South	24,550	886	23,664	9,421	-14,243	-60%
Grabowka	19,769	89	19,680	19,724	44	0%
Lisewo	47,000	0	47,000	69,200	22,200	47%
Komorze				11,146	11,146	0%

Total	308,950	10,008	298,943	238,548	-60,395	-20%

Table 4.3:  Gas Proved plus Probable plus Possible Reserves (MMscf) 100% Basis

Table 4.3 shows the Proved plus Probable plus Possible Reserves evolution.  For the producing fields, there is a downward revision of reserves, mainly due to the constraints imposed on GIIP estimates from reservoir pressure data and lower Volumetric GIIP.  These downward revisions are partially offset by an increase in estimated GIIP and hence reserves for the undeveloped discoveries of Winna Gora and Lisewo, and the additional reserves from the Komorze-3 discovery.

ECV 2003	37	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 1:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR ZANIEMYSL FIELD

Zaniemysl

	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	2.62	21.35	3.94	21.83	3.94	21.83
2014	2.63	22.31	8.76	25.03	8.76	25.03
2015	2.63	23.27	8.76	28.23	8.76	28.23
2016	2.63	24.23	3.63	29.55	8.76	31.43
2017	1.85	24.91			8.42	34.50
2018					1.19	34.94
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
Table A1.1:  Gas Production Forecasts for the Zaniemysl Field

ECV 2003	38	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	39	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	40	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	41	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	42	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	43	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	44	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 2:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR ROSZKOW FIELD

Roszkow
	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	11.31	19.74	11.37	19.76	11.38	19.77
2014	8.98	23.02	9.56	23.25	10.11	23.46
2015	6.20	25.28	7.09	25.84	7.78	26.30
2016	4.12	26.79	5.22	27.75	6.04	28.51
2017	2.63	27.75	3.83	29.15	4.75	30.24
2018	1.62	28.34	2.78	30.16	3.81	31.63
2019	0.97	28.69	2.01	30.90	3.10	32.77
2020	0.57	28.90	1.46	31.43	2.58	33.71
2021	0.34	29.03	1.06	31.82	2.19	34.51
2022	0.20	29.10	0.78	32.10	1.91	35.21
2023	0.12	29.14	0.58	32.31	1.70	35.83
2024	0.07	29.17	0.43	32.47	1.54	36.40
2025	0.04	29.18	0.33	32.59	1.42	36.91
2026	0.02	29.19	0.26	32.69	1.33	37.40
2027	0.02	29.20	0.20	32.76	1.25	37.85
2028	0.01	29.20	0.17	32.82	1.18	38.29
2029	0.01	29.20	0.14	32.87	1.13	38.70
2030	0.00	29.20	0.12	32.92	1.08	39.09
2031	0.00	29.20	0.11	32.96	1.04	39.47
2032	0.00	29.20	0.10	32.99	1.00	39.84
2033	0.00	29.20	0.09	33.03	0.97	40.19
2034	0.00	29.21	0.09	33.06	0.94	40.54
2035			0.08	33.09	0.91	40.87
2036			0.08	33.12	0.88	41.19
2037			0.08	33.15	0.85	41.50
2038			0.08	33.18	0.83	41.80
2039			0.08	33.21	0.80	42.10
2040			0.08	33.23	0.78	42.38
2041			0.08	33.26	0.76	42.66
2042			0.08	33.29	0.74	42.93
2043			0.07	33.32	0.73	43.20
2044			0.07	33.34	0.72	43.46
2045			0.07	33.37	0.71	43.72
2046			0.07	33.40	0.71	43.98
2047			0.07	33.43	0.70	44.23
2048			0.07	33.45	0.70	44.49
2049			0.07	33.48	0.69	44.74
2050			0.07	33.51	0.69	44.99
2051			0.07	33.53	0.68	45.24
2052			0.07	33.56	0.67	45.48
2053			0.07	33.59	0.67	45.73
2054			0.07	33.61	0.66	45.97
2055			0.07	33.64	0.66	46.21
2056			0.07	33.67	0.65	46.45
2057			0.07	33.69	0.64	46.68
2058			0.07	33.72	0.63	46.91
2059			0.07	33.75	0.63	47.14
2060					0.62	47.14
Table A2.1:  Gas Production Forecast for Roszkow Field

ECV 2003	45	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	46	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Roszkow 2P, 1 Jan 2013

100% WI basis

(Nominal Values Unless Stated Otherwise; ***No Inflation*** *)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	2P
Operating Costs, US$ mm p.a.(1)	0.83
Capital Costs, Real 2013 US$ mm (2)	8.3
Working Interest Basis	100%
Gas price, Real 2013 US$ mcf	7.30

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	12.61
10.0% PIR	MM $ / MM$	10.98
Economic Limit Year		2025
Last Scheduled Production Year		2059

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	16,984	8,322
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	112.32	8.25	104.07
6	96.38	7.63	88.76
8	92.08	7.48	84.60
10	88.16	7.36	80.81
12	84.60	7.25	77.35
15	79.80	7.11	72.69

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	11,371.2	4,153.3	-	7.30	-	30.32	-	30.32	0.17	0.84	7.50	21.81
2014 (12)	9,560.0	3,491.8	-	7.30	-	25.49	-	25.49	0.14	0.88	-	24.47
2015 (12)	7,093.1	2,590.8	-	7.30	-	18.91	-	18.91	0.10	0.87	-	17.94
2016 (12)	5,218.8	1,906.2	-	7.30	-	13.91	-	13.91	0.08	0.86	-	12.98
2017 (12)	3,825.9	1,397.4	-	7.30	-	10.20	-	10.20	0.06	0.85	-	9.29
2018 (12)	2,778.5	1,014.8	-	7.30	-	7.41	-	7.41	0.04	0.84	-	6.52
2019 (12)	2,012.5	735.0	-	7.30	-	5.37	-	5.37	0.03	0.84	-	4.50
2020 (12)	1,459.5	533.1	-	7.30	-	3.89	-	3.89	0.02	0.84	-	3.03
2021 (12)	1,062.6	388.1	-	7.30	-	2.83	-	2.83	0.02	0.83	-	1.98
2022 (12)	779.2	284.6	-	7.30	-	2.08	-	2.08	0.01	0.83	-	1.23
2023 (12)	576.9	210.7	-	7.30	-	1.54	-	1.54	0.01	0.83	-	0.70
2024 (12)	432.6	158.0	-	7.30	-	1.15	-	1.15	0.01	0.83	-	0.32
2025 (12)	329.8	120.5	-	7.30	-	0.88	-	0.88	0.00	0.83	-	0.04
2026 (12)	-	-	-	7.30	-	-	-	-	-	-	0.75	- 0.75
Total	---	16,984.32	-	---	---	123.99	-	123.99	0.68	10.99	8.25	104.07

ECV 2003	47	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	48	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	49	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Roszkow 2P, 1 Jan 2013

49% WI basis

(Nominal Values Unless Stated Otherwise; ***No Inflation*** *)*

Case Description (Generic)	
Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios	
Oil Production	Base
Gas Production	2P
Operating Costs, US$ mm p.a.(1)	0.83
Capital Costs, Real 2013 US$ mm (2)	4.0
Working Interest Basis	49%
Gas price, Real 2013 US$ mcf	7.30

(1) Fixed operating costs exclude compression operating costs

(2) Capital costs include abandonment costs

Economic Indicators (Before tax)		
ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	12.61
10.0% PIR	MM $ / MM$	10.98
Economic Limit Year		2025
Last Scheduled Production Year		2059

Products Recovery		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	16,984	8,322
Cond.	Mstb	0	0

Net Present Values (Before Tax)			
Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	55.04	4.04	50.99
6	47.23	3.74	43.49
8	45.12	3.67	41.45
10	43.20	3.61	39.60
12	41.45	3.55	37.90
15	39.10	3.48	35.62

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	5,571.9	2,035.1	-	7.30	-	14.86	-	14.86	0.08	0.41	3.68	10.69
2014 (12)	4,684.4	1,711.0	-	7.30	-	12.49	-	12.49	0.07	0.43	-	11.99
2015 (12)	3,475.6	1,269.5	-	7.30	-	9.27	-	9.27	0.05	0.43	-	8.79
2016 (12)	2,557.2	934.0	-	7.30	-	6.82	-	6.82	0.04	0.42	-	6.36
2017 (12)	1,874.7	684.7	-	7.30	-	5.00	-	5.00	0.03	0.42	-	4.55
2018 (12)	1,361.5	497.3	-	7.30	-	3.63	-	3.63	0.02	0.41	-	3.20
2019 (12)	986.1	360.2	-	7.30	-	2.63	-	2.63	0.01	0.41	-	2.20
2020 (12)	715.2	261.2	-	7.30	-	1.91	-	1.91	0.01	0.41	-	1.49
2021 (12)	520.7	190.2	-	7.30	-	1.39	-	1.39	0.01	0.41	-	0.97
2022 (12)	381.8	139.5	-	7.30	-	1.02	-	1.02	0.01	0.41	-	0.60
2023 (12)	282.7	103.2	-	7.30	-	0.75	-	0.75	0.00	0.41	-	0.34
2024 (12)	212.0	77.4	-	7.30	-	0.57	-	0.57	0.00	0.41	-	0.15
2025 (12)	161.6	59.0	-	7.30	-	0.43	-	0.43	0.00	0.41	-	0.02
2026 (12)	-	-	-	7.30	-	-	-	-	-	-	0.37	- 0.37
Total	---	8,322.31	-	---	---	60.75	-	60.75	0.33	5.38	4.04	50.99

ECV 2003	50	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	51	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 3:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR SRODA-KROMOLICE FIELD

Sroda Kromolice
	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	8.83	7.41	8.73	7.38	8.73	7.38
2014	8.85	10.64	8.92	10.63	8.92	10.63
2015	8.85	13.88	8.59	13.77	8.59	13.77
2016	8.85	17.12	8.76	16.97	8.76	16.97
2017	7.41	19.82	8.58	20.11	8.59	20.11
2018	5.26	21.74	8.08	23.05	8.10	23.07
2019	3.80	23.13	6.66	25.49	6.70	25.51
2020	3.19	24.29	5.75	27.59	5.79	27.63
2021	2.90	25.35	5.37	29.55	5.41	29.61
2022	2.75	26.35	5.18	31.44	5.24	31.52
2023	2.66	27.32	5.09	33.30	5.15	33.40
2024	2.61	28.28	5.03	35.14	5.10	35.26
2025	2.58	29.22	4.19	36.67	4.48	36.90
2026	2.45	30.12	2.33	37.52	2.42	37.78
2027	0.31	30.23	2.21	38.32	2.49	38.69
2028	0.30	30.34	2.19	39.12	2.29	39.53
2029	0.20	30.41	2.16	39.91	2.29	40.36
2030	0.20	30.48	2.05	40.66	2.26	41.19
2031	0.20	30.56	1.74	41.30	2.05	41.94
2032			1.43	41.82	1.64	42.54
2033			1.21	42.26	1.44	43.06
2034			1.32	42.74	1.55	43.63
2035			0.99	43.10	1.22	44.07
2036			0.88	43.42	1.01	44.44
2037			0.86	43.74	1.00	44.81
2038			0.84	44.05	1.19	45.24
2039			0.83	44.35	0.98	45.60
2040			0.81	44.65	0.97	45.96
2041			0.80	44.94	0.96	46.30
2042			0.79	45.22	0.95	46.65
2043			0.77	45.51	0.93	46.99
2044			0.76	45.78	0.92	47.33
2045			0.74	46.05	0.91	47.66
2046			0.73	46.32	0.90	47.99
2047			0.72	46.58	0.89	48.32
2048			0.71	46.84	0.88	48.64
2049			0.69	47.10	0.87	48.96
2050			0.68	47.35	0.86	49.28
2051			0.67	47.59	0.85	49.59
2052			0.66	47.83	0.85	49.90
2053			0.65	48.07	0.84	50.20
2054			0.64	48.30	0.83	50.50
2055			0.63	48.53	0.82	50.80
2056			0.62	48.76	0.81	51.10
2057			0.61	48.98	0.80	51.39
2058			0.60	49.20	0.79	51.68
2059			0.59	49.41	0.78	51.97
2060			0.58	49.63	0.78	52.25
2061					0.77	52.53
2062					0.76	52.81
2063					0.75	53.08
2064					0.74	53.35
2065					0.74	53.62
2066					0.73	53.89
2067					0.72	54.15
2068					0.71	54.41
2069					0.71	54.67
2070					0.70	54.92
2071					0.69	55.17
2072					0.68	55.42
2073					0.68	55.67
2074					0.67	55.92
2075					0.66	56.16
2076					0.66	56.40
2077					0.65	56.64
2078					0.64	56.87
2079					0.64	57.10
2080					0.63	57.33
2081					0.62	57.56
2082					0.62	57.79
2083					0.61	58.01
2084					0.61	58.23
2085					0.60	58.45
2086					0.59	58.67
2087					0.59	58.88
2088					0.58	59.10
2089					0.58	59.31
2090					0.57	59.50
Table A3.1:  Gas Production Forecasts for Sroda-Kromolice

ECV 2003	52	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Sroda-Kromolice 1P, 1 Jan 2013

100% WI basis

*(Nominal Values Unless Stated Otherwise; **No Inflation**)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	1P
Operating Costs, US$ mm p.a (1)	0.351 (Kromolice) / 0.324 Sroda
Capital Costs, Real 2013 US$ mm (2)	7.1
Working Interest Basis	100%
Gas price, Real 2013 US$ mcf	6.76 (Kromolice) / 7.08 (Sroda)

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	22.65
10.0% PIR	MM $ / MM$	22.45
Economic Limit Year		2028
Last Scheduled Production Year		2042

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	26,152	12,815
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	168.91	7.14	161.77
6	129.40	5.45	123.95
8	119.83	5.08	114.76
10	111.54	4.76	106.78
12	104.30	4.48	99.82
15	95.03	4.13	90.90

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	8,830.0	3,225.2	-	6.85	-	22.10	-	22.10	0.13	0.68	-	21.30
2014 (12)	8,854.3	3,234.0	-	6.85	-	22.16	-	22.16	0.13	0.68	-	21.36
2015 (12)	8,854.3	3,234.0	-	6.85	-	22.16	-	22.16	0.13	0.70	5.64	15.70
2016 (12)	8,852.9	3,233.5	-	6.85	-	22.16	-	22.16	0.13	0.72	-	21.31
2017 (12)	7,410.4	2,706.7	-	6.87	-	18.60	-	18.60	0.11	0.72	-	17.77
2018 (12)	5,255.4	1,919.5	-	6.92	-	13.28	-	13.28	0.08	0.70	-	12.49
2019 (12)	3,799.0	1,387.6	-	6.98	-	9.68	-	9.68	0.06	0.70	-	8.93
2020 (12)	3,190.4	1,165.3	-	7.02	-	8.18	-	8.18	0.05	0.69	-	7.44
2021 (12)	2,898.7	1,058.8	-	7.04	-	7.46	-	7.46	0.04	0.69	-	6.72
2022 (12)	2,745.4	1,002.7	-	7.06	-	7.08	-	7.08	0.04	0.69	-	6.35
2023 (12)	2,659.7	971.5	-	7.07	-	6.86	-	6.86	0.04	0.69	-	6.14
2024 (12)	2,609.9	953.3	-	7.07	-	6.74	-	6.74	0.04	0.69	-	6.01
2025 (12)	2,580.1	942.4	-	7.08	-	6.67	-	6.67	0.04	0.69	-	5.94
2026 (12)	2,451.7	895.5	-	7.08	-	6.34	-	6.34	0.04	0.69	-	5.61
2027 (12)	307.8	112.4	-	7.06	-	0.79	-	0.79	0.00	0.68	-	0.11
2028 (12)	300.4	109.7	-	7.07	-	0.78	-	0.78	0.00	0.68	-	0.09
2029 (12)	-	-	-	7.07	-	-	-	-	-	-	1.50	(1.50)
Total	---	26,152.11	-	---	---	181.04	-	181.04	1.05	11.07	7.14	161.77

ECV 2003	53	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	54	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	55	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Sroda-Kromolice 1P, 1 Jan 2013

49% WI basis

*(Nominal Values Unless Stated Otherwise; **No Inflation**)*

Case Description (Generic)	
Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios	
Oil Production	Base
Gas Production	1P
Operating Costs, US$ mm p.a.(1)	0.351 (Kromolice) / 0.324 Sroda
Capital Costs, Real 2013 US$ mm (2)	3.5
Working Interest Basis	49%
Gas price, Real 2013 US$ mcf	6.76 (Kromolice) / 7.08 (Sroda)

(1) Fixed operating costs exclude compression operating costs

(2) Capital costs include abandonment costs

Economic Indicators (Before tax)		
ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	22.65
10.0% PIR	MM $ / MM$	22.45
Economic Limit Year		2028
Last Scheduled Production Year		2042

Products Recovery		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	26,152	12,815
Cond.	Mstb	0	0

Net Present Values (Before Tax)			
Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	82.77	3.50	79.27
6	63.41	2.67	60.74
8	58.72	2.49	56.23
10	54.65	2.33	52.32
12	51.11	2.20	48.91
15	46.56	2.02	44.54

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	4,326.7	1,580.3	-	6.85	-	10.83	-	10.83	0.06	0.33	-	10.44
2014 (12)	4,338.6	1,584.7	-	6.85	-	10.86	-	10.86	0.06	0.33	-	10.47
2015 (12)	4,338.6	1,584.7	-	6.85	-	10.86	-	10.86	0.06	0.34	2.76	7.69
2016 (12)	4,337.9	1,584.4	-	6.85	-	10.86	-	10.86	0.06	0.35	-	10.44
2017 (12)	3,631.1	1,326.3	-	6.87	-	9.11	-	9.11	0.05	0.35	-	8.71
2018 (12)	2,575.2	940.6	-	6.92	-	6.51	-	6.51	0.04	0.34	-	6.12
2019 (12)	1,861.5	679.9	-	6.98	-	4.74	-	4.74	0.03	0.34	-	4.37
2020 (12)	1,563.3	571.0	-	7.02	-	4.01	-	4.01	0.02	0.34	-	3.64
2021 (12)	1,420.4	518.8	-	7.04	-	3.65	-	3.65	0.02	0.34	-	3.29
2022 (12)	1,345.2	491.3	-	7.06	-	3.47	-	3.47	0.02	0.34	-	3.11
2023 (12)	1,303.3	476.0	-	7.07	-	3.36	-	3.36	0.02	0.34	-	3.01
2024 (12)	1,278.8	467.1	-	7.07	-	3.30	-	3.30	0.02	0.34	-	2.95
2025 (12)	1,264.3	461.8	-	7.08	-	3.27	-	3.27	0.02	0.34	-	2.91
2026 (12)	1,201.4	438.8	-	7.08	-	3.11	-	3.11	0.02	0.34	-	2.75
2027 (12)	150.8	55.1	-	7.06	-	0.39	-	0.39	0.00	0.33	-	0.06
2028 (12)	147.2	53.8	-	7.07	-	0.38	-	0.38	0.00	0.33	-	0.05
2029 (12)	-	-	-	7.07	-	-	-	-	-	-	0.74	(0.74)
Total	---	12,814.54		---	---	88.71		88.71	0.52	5.42	3.50	79.27

ECV 2003	56	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	57	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	58	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 4:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR KROMOLICE SOUTH FIELD

Kromolice South
	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	3.49	2.41	3.49	2.41	3.49	2.41
2014	3.50	3.69	3.50	3.69	3.50	3.69
2015	3.44	4.94	3.50	4.97	3.50	4.97
2016	0.02	4.95	2.45	5.87	3.50	6.25
2017			0.12	5.91	3.47	7.52
2018			0.17	5.97	0.70	7.77
2019			0.18	6.04	0.51	7.96
2020			0.16	6.10	0.52	8.15
2021			0.15	6.15	0.41	8.44
2022			0.14	6.20	0.41	8.44
2023			0.13	6.25	0.37	8.58
2024			0.12	6.29	0.37	8.72
2025			0.12	6.34	0.35	8.84
2026			0.12	6.38	0.33	8.96
2027			0.12	6.42	0.31	9.08
2028			0.12	6.47	0.30	9.19
2029			0.11	6.51	0.29	9.29
2030			0.11	6.51	0.27	9.39
2031					0.26	9.49
2032					0.25	9.58
2033					0.24	9.67
2034					0.23	9.75
2035					0.22	9.83
2036					0.21	9.91
2037					0.21	9.99
2038					0.20	10.06
2039					0.19	10.13
2040					0.19	10.20
2041					0.18	10.26
2042					0.18	10.33
2043					0.17	10.39
2044					0.16	10.45
2045					0.15	10.50
2046					0.15	10.56
2047					0.14	10.61
2048					0.13	10.66
2049					0.13	10.70
2050					0.12	10.75
Table A4.1: Gas Production Forecast for Kromolice South Field

ECV 2003	59	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	60	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Kromolice South 2P, 1 Jan 2013

100% WI basis

(Nominal Values Unless Stated Otherwise; ***No Inflation*** *)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	2P
Operating Costs, US$ mm p.a.(1)	0.35
Capital Costs, Real 2013 US$ mm (2)	1.0
Working Interest Basis	100%
Gas price, Real 2013 US$ mcf	6.76

(1) Fixed operating costs exclude compression operating costs

(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	29.44
10.0% PIR	MM $ / MM$	51.86
Economic Limit Year		2021
Last Scheduled Production Year		2030

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	5,015	2,458
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	30.53	1.00	29.53
6	27.38	0.64	26.75
8	26.47	0.55	25.92
10	25.61	0.48	25.13
12	24.81	0.43	24.38
15	23.69	0.35	23.34

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	3,493.2	1,275.9	-	6.76	-	8.63	-	8.63	0.05	0.35	-	8.22
2014 (12)	3,502.8	1,279.4	-	6.76	-	8.65	-	8.65	0.05	0.35	-	8.25
2015 (12)	3,502.8	1,279.4	-	6.76	-	8.65	-	8.65	0.05	0.35	-	8.25
2016 (12)	2,451.2	895.3	-	6.76	-	6.05	-	6.05	0.04	0.36	0.25	5.40
2017 (12)	115.0	42.0	-	6.76	-	0.28	-	0.28	0.00	0.35	-	- 0.07
2018 (12)	172.4	63.0	-	6.76	-	0.43	-	0.43	0.00	0.35	-	0.07
2019 (12)	179.4	65.5	-	6.76	-	0.44	-	0.44	0.00	0.35	-	0.09
2020 (12)	164.7	60.1	-	6.76	-	0.41	-	0.41	0.00	0.35	-	0.05
2021 (12)	149.8	54.7	-	6.76	-	0.37	-	0.37	0.00	0.35	-	0.02
2022 (12)	-	-	-	6.76	-	-	-	-	-	-	0.75	- 0.75
Total	---	5,015.31	-	---	---	33.90	-	33.90	0.20	3.17	1.00	29.53

ECV 2003	61	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	62	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	63	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Kromolice South 2P, 1 Jan 2013

49% WI basis

(Nominal Values Unless Stated Otherwise; ***No Inflation*** *)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	2P
Operating Costs, US$ mm p.a.(1)	0.35
Capital Costs, Real 2013 US$ mm (2)	0.5
Working Interest Basis	49%
Gas price, Real 2013 US$ mcf	6.76

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	29.44
10.0% PIR	MM $ / MM$	51.86
Economic Limit Year		2021
Last Scheduled Production Year		2030

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	5,015	2,458
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	14.96	0.49	14.47
6	13.42	0.31	13.11
8	12.97	0.27	12.70
10	12.55	0.24	12.31
12	12.16	0.21	11.95
15	11.61	0.17	11.44

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	1,711.7	625.2	-	6.76	-	4.23	-	4.23	0.03	0.17	-	4.03
2014 (12)	1,716.4	626.9	-	6.76	-	4.24	-	4.24	0.03	0.17	-	4.04
2015 (12)	1,716.4	626.9	-	6.76	-	4.24	-	4.24	0.03	0.17	-	4.04
2016 (12)	1,201.1	438.7	-	6.76	-	2.97	-	2.97	0.02	0.18	0.12	2.65
2017 (12)	56.4	20.6	-	6.76	-	0.14	-	0.14	0.00	0.17	-	-0.03
2018 (12)	84.5	30.9	-	6.76	-	0.21	-	0.21	0.00	0.17	-	0.03
2019 (12)	87.9	32.1	-	6.76	-	0.22	-	0.22	0.00	0.17	-	0.04
2020 (12)	80.7	29.5	-	6.76	-	0.20	-	0.20	0.00	0.17	-	0.03
2021 (12)	73.4	26.8	-	6.76	-	0.18	-	0.18	0.00	0.17	-	0.01
2022 (12)	-	-	-	6.76	-	-	-	-	-	-	0.37	-0.37
Total	---	2,457.50	-	---	---	16.61	-	16.61	0.10	1.55	0.49	14.47

ECV 2003	64	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	65	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 5:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR WINNA GORA FIELD

Winna Gora
	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	1.63	0.59	1.63	0.59	1.63	0.59
2014	1.62	1.19	1.63	1.19	1.63	1.19
2015	3.89	2.61	3.89	2.61	3.89	2.61
2016	3.89	4.03	3.89	4.03	3.89	4.03
2017	3.89	5.45	3.89	5.45	3.89	5.45
2018	3.66	6.79	3.89	6.87	3.89	6.87
2019	2.56	7.72	3.89	8.29	3.89	8.29
2020	1.82	8.39	3.89	9.72	3.89	9.72
2021	1.36	8.89	3.59	11.03	3.89	11.14
2022	1.03	9.26	2.81	12.06	3.89	12.56
2023	0.78	9.55	2.24	12.88	3.89	13.98
2024	0.61	9.77	1.84	13.55	3.89	15.41
2025	0.49	9.95	1.53	14.11	3.83	16.80
2026	0.40	10.10	1.30	14.58	3.34	18.02
2027	0.34	10.22	1.10	14.98	2.87	19.07
2028	0.29	10.32	0.92	15.32	2.48	19.98
2029	0.06	10.35	0.78	15.60	2.18	20.77
2030			0.67	15.85	1.93	21.48
2031			0.58	16.06	1.71	22.10
2032			0.51	16.24	1.54	22.66
2033			0.45	16.41	1.39	23.17
2034			0.40	16.55	1.25	23.63
2035			0.36	16.69	1.13	24.04
2036			0.32	16.80	1.01	24.41
2037			0.29	16.91	0.90	24.74
2038			0.27	17.01	0.82	25.03
2039					0.74	25.30
2040					0.67	25.55
2041					0.62	25.78
2042					0.57	25.98
2043					0.52	26.17
2044					0.48	26.35
2045					0.45	26.51
2046					0.42	26.67
2047					0.39	26.81
2048					0.36	26.94
2049					0.34	27.07
2050					0.32	27.18
2051					0.30	27.29
2052					0.28	27.40
2053					0.27	27.50
2054					0.11	27.53
Table A5.1:  Gas Production Forecast for Winna Gora Field

ECV 2003	66	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Winna Gora 1P, 1 Jan 2013

100% WI basis

*(Nominal Values Unless Stated Otherwise; **No Inflation**)*

Case Description (Generic)	
Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios	
Oil Production	Base
Gas Production	1P
Operating Costs, US$ mm p.a.(1)	0.31
Capital Costs, Real 2013 US$ mm (2)	4.3
Working Interest Basis	100%
Gas price, Real 2013 US$ mcf	6.79

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)		
ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	14.23
10.0% PIR	MM $ / MM$	17.46
Economic Limit Year		2028
Last Scheduled Production Year		2029

Products Recovery		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	10,324	5,059
Cond.	Mstb	0	0

Net Present Values (Before Tax)			
Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	64.73	4.25	60.48
6	48.62	2.83	45.79
8	44.62	2.50	42.12
10	41.12	2.23	38.89
12	38.04	1.99	36.05
15	34.08	1.70	32.38

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	1,629.5	595.2	-	6.79	-	4.04	-	4.04	0.02	0.31	-	3.71
2014 (12)	1,622.9	592.8	-	6.79	-	4.02	-	4.02	0.02	0.31	-	3.70
2015 (12)	3,892.0	1,421.6	-	6.79	-	9.65	-	9.65	0.06	0.31	-	9.29
2016 (12)	3,892.0	1,421.6	-	6.79	-	9.65	-	9.65	0.06	0.31	-	9.29
2017 (12)	3,892.0	1,421.6	-	6.79	-	9.65	-	9.65	0.06	0.31	-	9.29
2018 (12)	3,663.1	1,337.9	-	6.79	-	9.08	-	9.08	0.05	0.32	3.50	5.21
2019 (12)	2,559.1	934.7	-	6.79	-	6.35	-	6.35	0.04	0.32	-	5.99
2020 (12)	1,821.6	665.3	-	6.79	-	4.52	-	4.52	0.03	0.32	-	4.18
2021 (12)	1,362.6	497.7	-	6.79	-	3.38	-	3.38	0.02	0.31	-	3.05
2022 (12)	1,027.3	375.2	-	6.79	-	2.55	-	2.55	0.02	0.31	-	2.22
2023 (12)	777.6	284.0	-	6.79	-	1.93	-	1.93	0.01	0.31	-	1.61
2024 (12)	608.5	222.2	-	6.79	-	1.51	-	1.51	0.01	0.31	-	1.19
2025 (12)	489.6	178.8	-	6.79	-	1.21	-	1.21	0.01	0.31	-	0.90
2026 (12)	402.7	147.1	-	6.79	-	1.00	-	1.00	0.01	0.31	-	0.69
2027 (12)	337.8	123.4	-	6.79	-	0.84	-	0.84	0.00	0.31	-	0.53
2028 (12)	286.9	104.8	-	6.79	-	0.71	-	0.71	0.00	0.31	-	0.40
2029 (12)	-	-	-	6.79	-	-	-	-	-	-	0.75	- 0.75
Total	---	10,323.80	-	---	---	70.10	-	70.10	0.41	4.95	4.25	60.48

ECV 2003	67	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	68	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	69	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Winna Gora 1P, 1 Jan 2013

49% WI basis

*(Nominal Values Unless Stated Otherwise; **No Inflation**)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	1P
Operating Costs, US$ mm p.a.(1)	0.31
Capital Costs, Real 2013 US$ mm (2)	2.1
Working Interest Basis	49%
Gas price, Real 2013 US$ mcf	6.79

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	n.m.
Payout Year	year	n.m.
Undisc PIR	MM $ / MM$	14.23
10.0% PIR	MM $ / MM$	17.46
Economic Limit Year		2028
Last Scheduled Production Year		2029

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	10,324	5,059
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	31.72	2.08	29.64
6	23.82	1.39	22.44
8	21.86	1.23	20.64
10	20.15	1.09	19.06
12	18.64	0.98	17.67
15	16.70	0.83	15.87

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	798.5	291.6	-	6.79	-	1.98	-	1.98	0.01	0.15	-	1.82
2014 (12)	795.2	290.5	-	6.79	-	1.97	-	1.97	0.01	0.15	-	1.81
2015 (12)	1,907.1	696.6	-	6.79	-	4.73	-	4.73	0.03	0.15	-	4.55
2016 (12)	1,907.1	696.6	-	6.79	-	4.73	-	4.73	0.03	0.15	-	4.55
2017 (12)	1,907.1	696.6	-	6.79	-	4.73	-	4.73	0.03	0.15	-	4.55
2018 (12)	1,794.9	655.6	-	6.79	-	4.45	-	4.45	0.03	0.16	1.72	2.55
2019 (12)	1,253.9	458.0	-	6.79	-	3.11	-	3.11	0.02	0.16	-	2.94
2020 (12)	892.6	326.0	-	6.79	-	2.21	-	2.21	0.01	0.15	-	2.05
2021 (12)	667.7	243.9	-	6.79	-	1.66	-	1.66	0.01	0.15	-	1.49
2022 (12)	503.4	183.9	-	6.79	-	1.25	-	1.25	0.01	0.15	-	1.09
2023 (12)	381.0	139.2	-	6.79	-	0.94	-	0.94	0.01	0.15	-	0.79
2024 (12)	298.2	108.9	-	6.79	-	0.74	-	0.74	0.00	0.15	-	0.58
2025 (12)	239.9	87.6	-	6.79	-	0.59	-	0.59	0.00	0.15	-	0.44
2026 (12)	197.3	72.1	-	6.79	-	0.49	-	0.49	0.00	0.15	-	0.34
2027 (12)	165.5	60.5	-	6.79	-	0.41	-	0.41	0.00	0.15	-	0.26
2028 (12)	140.6	51.3	-	6.79	-	0.35	-	0.35	0.00	0.15	-	0.20
2029 (12)	-	-	-	6.79	-	-	-	-	-	-	0.37	- 0.37
Total	---	5,058.66	-	---	---	34.35	-	34.35	0.20	2.43	2.08	29.64

ECV 2003	70	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	71	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	72	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 6:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR LISEWO

Lisewo
	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	2.63	0.97	2.63	0.97	2.63	0.97
2014	10.51	4.80	10.51	4.80	10.51	4.80
2015	10.51	8.64	10.51	8.64	10.51	8.64
2016	10.51	12.48	10.51	12.48	10.51	12.48
2017	10.51	16.32	10.51	16.32	10.51	16.32
2018	10.51	20.15	10.51	20.16	10.51	20.16
2019	8.47	23.25	10.51	23.99	10.51	23.99
2020	5.24	25.17	10.51	27.84	10.51	27.84
2021	2.70	26.15	10.51	31.67	10.51	31.67
2022	1.01	26.52	9.80	35.25	10.51	35.51
2023			7.56	38.01	10.51	39.34
2024			5.61	40.06	10.51	43.19
2025			4.07	41.55	10.51	47.03
2026			2.44	42.44	10.51	50.86
2027			1.42	42.95	10.18	54.58
2028			0.57	43.16	8.78	57.79
2029					7.38	60.48
2030					6.13	62.72
2031					5.07	64.57
2032					4.14	66.09
2033					3.37	67.32
2034					1.99	68.04
2035					1.46	68.58
2036					1.31	69.06
2037					0.41	69.21
Table A6.1:  Gas Production Forecasts for Lisewo

ECV 2003	73	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	74	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Lisewo 2P, 1 Jan 2013

100% WI basis

*(Nominal Values Unless Stated Otherwise; **No Inflation**)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	2P
Operating Costs, US$ mm p.a.(1)	0.70
Capital Costs, Real 2013 US$ mm (2)	24.4
Working Interest Basis	100%
Gas price, Real 2013 US$ mcf	6.54

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	142%
Payout Year	year	2014
Undisc PIR	MM $ / MM$	10.04
10.0% PIR	MM $ / MM$	5.87
Economic Limit Year		2028
Last Scheduled Production Year		2028

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	43,158	21,148
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	269.20	24.38	244.82
6	188.53	22.95	165.58
8	169.57	22.61	146.96
10	153.38	22.32	131.07
12	139.48	22.05	117.43
15	122.08	21.70	100.38

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	2,627.1	959.5	-	6.54	-	6.28	-	6.28	0.04	0.18	23.13	- 17.08
2014 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2015 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2016 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2017 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2018 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2019 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2020 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2021 (12)	10,508.4	3,838.2	-	6.54	-	25.10	-	25.10	0.15	0.76	-	24.19
2022 (12)	9,799.7	3,579.3	-	6.54	-	23.41	-	23.41	0.14	0.75	-	22.51
2023 (12)	7,555.5	2,759.6	-	6.54	-	18.05	-	18.05	0.11	0.74	-	17.20
2024 (12)	5,608.8	2,048.6	-	6.54	-	13.40	-	13.40	0.08	0.73	-	12.58
2025 (12)	4,074.9	1,488.3	-	6.54	-	9.73	-	9.73	0.06	0.72	-	8.95
2026 (12)	2,437.4	890.3	-	6.54	-	5.82	-	5.82	0.04	0.71	-	5.07
2027 (12)	1,415.8	517.1	-	6.54	-	3.38	-	3.38	0.02	0.71	-	2.65
2028 (12)	574.5	209.8	-	6.54	-	1.37	-	1.37	0.01	0.70	-	0.66
2029 (12)	-	-	-	6.54	-	-	-	-	-	-	1.25	- 1.25
Total	---	43,158.20	-	---	---	282.25	-	282.25	1.74	11.32	24.38	244.82

ECV 2003	75	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	76	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	77	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Lisewo 2P, 1 Jan 2013

49% WI basis

*(Nominal Values Unless Stated Otherwise; **No Inflation**)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	2P
Operating Costs, US$ mm p.a.(1)	0.70
Capital Costs, Real 2013 US$ mm (2)	11.9
Working Interest Basis	49%
Gas price, Real 2013 US$ mcf	6.54

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	142%
Payout Year	year	2014
Undisc PIR	MM $ / MM$	10.04
10.0% PIR	MM $ / MM$	5.87
Economic Limit Year		2028
Last Scheduled Production Year		2028

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	43,158	21,148
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	131.91	11.95	119.96
6	92.38	11.24	81.13
8	83.09	11.08	72.01
10	75.16	10.94	64.22
12	68.35	10.81	57.54
15	59.82	10.63	49.19

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	1,287.3	470.2	-	6.54	-	3.07	-	3.07	0.02	0.09	11.34	-8.37
2014 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2015 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2016 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2017 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2018 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2019 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2020 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2021 (12)	5,149.1	1,880.7	-	6.54	-	12.30	-	12.30	0.08	0.37	-	11.85
2022 (12)	4,801.8	1,753.9	-	6.54	-	11.47	-	11.47	0.07	0.37	-	11.03
2023 (12)	3,702.2	1,352.2	-	6.54	-	8.84	-	8.84	0.05	0.36	-	8.43
2024 (12)	2,748.3	1,003.8	-	6.54	-	6.56	-	6.56	0.04	0.36	-	6.17
2025 (12)	1,996.7	729.3	-	6.54	-	4.77	-	4.77	0.03	0.35	-	4.39
2026 (12)	1,194.3	436.2	-	6.54	-	2.85	-	2.85	0.02	0.35	-	2.49
2027 (12)	693.7	253.4	-	6.54	-	1.66	-	1.66	0.01	0.35	-	1.30
2028 (12)	281.5	102.8	-	6.54	-	0.67	-	0.67	0.00	0.34	-	0.32
2029 (12)	-	-	-	6.54	-	-	-	-	-	-	0.61	-0.61
Total	---	21,147.52	-	---	---	138.30	-	138.30	0.85	5.54	11.95	119.96

ECV 2003	78	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	79	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 7:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR KOMORZE-3

	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	0.42	0.15	0.42	0.15	0.42	0.15
2014	1.51	0.70	1.59	0.73	1.61	0.74
2015	1.31	1.18	1.47	1.27	1.52	1.30
2016	1.15	1.60	1.36	1.77	1.44	1.82
2017	1.02	1.98	1.27	2.23	1.36	2.32
2018	0.91	2.31	1.18	2.66	1.29	2.79
2019	0.83	2.61	1.11	3.07	1.22	3.23
2020	0.75	2.89	1.04	3.45	1.17	3.66
2021	0.69	3.14	0.98	3.81	1.11	4.07
2022	0.63	3.37	0.93	4.15	1.06	4.45
2023	0.58	3.58	0.88	4.47	1.01	4.82
2024	0.54	3.78	0.83	4.78	0.97	5.18
2025	0.50	3.96	0.79	5.06	0.93	5.52
2026	0.47	4.13	0.75	5.34	0.90	5.85
2027	0.44	4.29	0.72	5.60	0.86	6.16
2028	0.41	4.44	0.69	5.85	0.83	6.46
2029	0.39	4.59	0.66	6.09	0.80	6.75
2030	0.37	4.72	0.63	6.32	0.77	7.04
2031			0.60	6.54	0.74	7.31
2032			0.58	6.75	0.72	7.57
2033			0.56	6.96	0.69	7.82
2034			0.54	7.15	0.67	8.07
2035					0.65	8.30
2036					0.63	8.53
2037					0.61	8.76
2038					0.59	8.97
2039					0.57	9.18
2040					0.56	9.39
2041					0.54	9.58
2042					0.53	9.78
2043					0.51	9.96
2044					0.50	10.15
2045					0.49	10.32
2046					0.47	10.50
2047					0.46	10.66
2048					0.45	10.83
2049					0.44	10.99
2050					0.43	11.15
Table A7.1:  Gas Production Forecasts for Komorze

ECV 2003	80	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Komorze 1P, 1 Jan 2013

100% WI basis

*(Nominal Values Unless Stated Otherwise; **No Inflation**)*

Case Description (Generic)

Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios

Oil Production	Base
Gas Production	1P
Operating Costs, US$ mm p.a.(1)	0.35
Capital Costs, Real 2013 US$ mm (2)	4.4
Working Interest Basis	100%
Gas price, Real 2013 US$ mcf	6.13

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)

ROR	%	84%
Payout Year	year	2015
Undisc PIR	MM $ / MM$	4.11
10.0% PIR	MM $ / MM$	2.59
Economic Limit Year		2030
Last Scheduled Production Year		2030

Products Recovery

		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	4,721	2,313
Cond.	Mstb	0	0

Net Present Values (Before Tax)

Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	22.38	4.38	18.00
6	15.69	3.78	11.90
8	14.18	3.68	10.50
10	12.91	3.59	9.32
12	11.83	3.53	8.30
15	10.49	3.44	7.04

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	416.1	152.0	-	6.13	-	0.93	-	0.93	0.01	0.35	3.63	- 3.06
2014 (12)	1,513.0	552.6	-	6.13	-	3.39	-	3.39	0.02	0.36	-	3.01
2015 (12)	1,310.3	478.6	-	6.13	-	2.93	-	2.93	0.02	0.36	-	2.56
2016 (12)	1,149.5	419.8	-	6.13	-	2.57	-	2.57	0.02	0.36	-	2.20
2017 (12)	1,019.9	372.5	-	6.13	-	2.28	-	2.28	0.01	0.36	-	1.91
2018 (12)	914.1	333.9	-	6.13	-	2.05	-	2.05	0.01	0.36	-	1.68
2019 (12)	825.6	301.6	-	6.13	-	1.85	-	1.85	0.01	0.35	-	1.48
2020 (12)	750.7	274.2	-	6.13	-	1.68	-	1.68	0.01	0.35	-	1.32
2021 (12)	686.5	250.8	-	6.13	-	1.54	-	1.54	0.01	0.35	-	1.17
2022 (12)	631.2	230.5	-	6.13	-	1.41	-	1.41	0.01	0.35	-	1.05
2023 (12)	583.1	213.0	-	6.13	-	1.31	-	1.31	0.01	0.35	-	0.94
2024 (12)	540.9	197.6	-	6.13	-	1.21	-	1.21	0.01	0.35	-	0.85
2025 (12)	503.6	183.9	-	6.13	-	1.13	-	1.13	0.01	0.35	-	0.77
2026 (12)	470.3	171.8	-	6.13	-	1.05	-	1.05	0.01	0.35	-	0.69
2027 (12)	440.5	160.9	-	6.13	-	0.99	-	0.99	0.01	0.35	-	0.63
2028 (12)	413.6	151.1	-	6.13	-	0.93	-	0.93	0.01	0.35	-	0.57
2029 (12)	389.2	142.2	-	6.13	-	0.87	-	0.87	0.01	0.35	-	0.51
2030 (12)	367.1	134.1	-	6.13	-	0.82	-	0.82	0.01	0.35	-	0.46
2031 (12)	-	-	-	6.13	-	-	-	-	-	-	0.75	- 0.75
Total	---	4,720.97	-	---	---	28.94	-	28.94	0.19	6.37	4.38	18.00

ECV 2003	81	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	82	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	83	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

RPS Energy

Komorze 1P, 1 Jan 2013

49% WI basis

(Nominal Values Unless Stated Otherwise; ***No Inflation*** *)*

Case Description (Generic)	
Global	Annual Mid-Discounting
Model	Polish Tax and Royalty
Report Currency	2013 Real US$ (no escalation)
Discount Date	2013 / 01

Scenarios	
Oil Production	Base
Gas Production	1P
Operating Costs, US$ mm p.a.(1)	0.35
Capital Costs, Real 2013 US$ mm (2)	2.1
Working Interest Basis	49%
Gas price, Real 2013 US$ mcf	6.13

(1) Fixed operating costs exclude compression operating costs
(2) Capital costs include abandonment costs

Economic Indicators (Before tax)		
ROR	%	84%
Payout Year	year	2015
Undisc PIR	MM $ / MM$	4.11
10.0% PIR	MM $ / MM$	2.59
Economic Limit Year		2030
Last Scheduled Production Year		2030

Products Recovery		Total	Net Share
Oil	E3m3	0	0
Gas-Sales	MMscf	4,721	2,313
Cond.	Mstb	0	0

Net Present Values (Before Tax)			
Disc Rate (%)	Operating Income MM $	Capital Investment MM $	Cash Flow MM $
0	10.97	2.15	8.82
6	7.69	1.85	5.83
8	6.95	1.80	5.15
10	6.33	1.76	4.57
12	5.80	1.73	4.07
15	5.14	1.69	3.45

Undiscounted Cashflow Summary

Date	Gas Rate Mscf/d	Gas Sales Volume MMscf	Cond Volume Mstb	Gas Net Price $/Mscf	Cond Net Price $/Bbl	Gas Revenue MM$	Condensate Revenue MM$	Total Revenue MM$	Royalty MM$	Total Operating Costs MM$	Total Capital MM$	Pre-Tax Cash Flow MM$
2013 (12)	203.9	74.5	-	6.13	-	0.46	-	0.46	0.00	0.17	1.78 -	1.50
2014 (12)	741.4	270.8	-	6.13	-	1.66	-	1.66	0.01	0.18	-	1.47
2015 (12)	642.1	234.5	-	6.13	-	1.44	-	1.44	0.01	0.18	-	1.25
2016 (12)	563.2	205.7	-	6.13	-	1.26	-	1.26	0.01	0.17	-	1.08
2017 (12)	499.8	182.5	-	6.13	-	1.12	-	1.12	0.01	0.17	-	0.94
2018 (12)	447.9	163.6	-	6.13	-	1.00	-	1.00	0.01	0.17	-	0.82
2019 (12)	404.6	147.8	-	6.13	-	0.91	-	0.91	0.01	0.17	-	0.73
2020 (12)	367.8	134.3	-	6.13	-	0.82	-	0.82	0.01	0.17	-	0.64
2021 (12)	336.4	122.9	-	6.13	-	0.75	-	0.75	0.00	0.17	-	0.57
2022 (12)	309.3	113.0	-	6.13	-	0.69	-	0.69	0.00	0.17	-	0.51
2023 (12)	285.7	104.4	-	6.13	-	0.64	-	0.64	0.00	0.17	-	0.46
2024 (12)	265.1	96.8	-	6.13	-	0.59	-	0.59	0.00	0.17	-	0.42
2025 (12)	246.8	90.1	-	6.13	-	0.55	-	0.55	0.00	0.17	-	0.38
2026 (12)	230.5	84.2	-	6.13	-	0.52	-	0.52	0.00	0.17	-	0.34
2027 (12)	215.9	78.8	-	6.13	-	0.48	-	0.48	0.00	0.17	-	0.31
2028 (12)	202.7	74.0	-	6.13	-	0.45	-	0.45	0.00	0.17	-	0.28
2029 (12)	190.7	69.7	-	6.13	-	0.43	-	0.43	0.00	0.17	-	0.25
2030 (12)	179.9	65.7	-	6.13	-	0.40	-	0.40	0.00	0.17	-	0.23
2031 (12)	-	-	-	6.13	-	-	-	-	-	-	0.37 -	0.37
Total	---	2,313.28	-	---	---	14.18	-	14.18	0.09	3.12	2.15	8.82

ECV 2003	84	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	85	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	86	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

APPENDIX 8:	PRODUCTION FORECASTS AND CASHFLOW ANALYSIS FOR GRABOWKA

Grabowka
	Proved		Proved+Probable		Proved+Probable+Possible
Year	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)	Gas Rate (MMscfd)	Cumulative Production (Bscf)
2013	0.50	0.61	0.50	0.61	0.50	0.61
2014	1.13	1.02	1.13	1.02	1.13	1.02
2015	1.75	1.66	2.58	1.96	2.58	1.96
2016	0.49	1.84	2.37	2.83	2.58	2.91
2017	0.14	1.89	2.23	3.65	2.58	3.85
2018			2.14	4.43	2.51	4.76
2019			1.81	5.09	2.43	5.65
2020			1.46	5.62	2.37	6.51
2021			1.27	6.08	2.31	7.36
2022			1.10	6.49	2.26	8.18
2023			0.95	6.83	2.22	8.99
2024			0.83	7.14	2.18	9.79
2025			0.72	7.40	2.15	10.57
2026			0.62	7.63	2.12	11.34
2027			0.54	7.82	1.95	12.05
2028			0.47	7.99	1.95	12.76
2029			0.41	8.14	1.95	13.47
2030					1.82	14.14
2031					1.70	14.76
2032					1.58	15.33
2033					1.48	15.87
2034					1.38	16.38
2035					1.29	16.85
2036					1.20	17.29
2037					1.12	17.70
2038					1.05	18.08
2039					0.98	18.44
2040					0.92	18.77
2041					0.85	19.09
2042					0.80	19.38
2043					0.75	19.65
2044					0.70	19.90
2045					0.65	20.14
Table A8.1:  Gas Production Forecasts for Grabowka

ECV 2003	87	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	88	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	89	March 2013

RPS Energy	FX Energy, Inc. Evaluation of Polish Gas Assets

ECV 2003	90	March 2013